Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

OPTIMIX MEDIA ASIA LIMITED

Incorporated on the 3rd day of February, 2010

(Amended and restated by Special Resolutions passed on the 28th day of December, 2016)

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

OPTIMIX MEDIA ASIA LIMITED

(As amended and adopted by Special Resolutions passed on the 28th day of December, 2016)

1	The name of the Company is Optimix Media Asia Limited.

2	The registered office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands, or at such other place as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5	The share capital of the Company is US$50,000 divided into 50,000,000 shares of par value of US$0.001 each, of which 37,150,000 are designated Ordinary Shares of par value US$0.001 per share (the “Ordinary Shares”), 2,500,000 are designated Series A Preference Shares of par value US$0.001 per share (the “Series A Preference Shares”), 3,000,000 are designated Series B Preference Shares of par value US$0.001 per share (the “Series B Preference Shares”), 1,650,000 are designated Series C Preference Shares of par value US$0.001 per share (the “Series C Preference Shares”), 4,500,000 are designated Series D Preference Shares of par value US$0.001 per share (the “Series D Preference Shares”) and 1,200,000 are designated Series E Preference Shares of par value US$0.001 per share (the “Series E Preference Shares”).

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

OPTIMIX MEDIA ASIA LIMITED

(As amended and adopted by Special Resolutions passed on the day of December 28th, 2016)

1	Interpretation

1.1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“2017 Financial Year”	has the meaning ascribed thereto in Section 4.1(e)(ii)(x) of Schedule 1 to these Articles.

“2018 Financial Year”	has the meaning ascribed thereto in Section 4.1(e)(ii)(y) of Schedule 1 to these Articles.

“A and B Holders”	means holders of Series A Preference Shares and Series B Preference Shares, together with permitted transferees and assigns of such holders who become parties to the Second Amended and Restated Right of First Refusal and Co-Sale Agreement.

“A and B Holders’ Option Period”	has the meaning ascribed thereto in Section 10.5(a) of Schedule 1 to these Articles.

“A and B Co-Sale Shares”	has the meaning set forth in Section 11.7 of Schedule 1 to these Articles.

“Additional Ordinary Shares”	has the meaning ascribed thereto in Section 1.4(iii) of Schedule 1 to these Articles.

“Adjusted Ordinary Issue Price”	means the BF Aggregate Subscription Price (x) multiplied by the BF Ordinary Percentage, and (y) divided by the total number of Existing Shares and additional Ordinary Shares issued pursuant to Section 7.10 of the Series D SPA (if any).

“Adjusted Series D Issue Price”	means the BF Aggregate Subscription Price (x) multiplied by the BF Series D Percentage, and (y) divided by the total number of New Shares, BF Compensation Shares (if any) and Series D Shares issued pursuant to Section 7.10 of the Series D SPA (if any).

“Affiliate”	means, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person.

“Articles”	means these seventh amended and restated Articles of Association of the Company, as amended and restated from time to time.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“BAI”	means BAI GmbH, a company duly incorporated and existing under the laws of Germany.

“BAI Shares”	means Ordinary Shares held by BAI as of July 24, 2015.

“Bertelsmann”	means Bertelsmann Asia Investments AG, a company duly incorporated and existing under the laws of Switzerland.

“BF Aggregate Subscription Price”	means the Aggregate Subscription Price as defined in the Series D SPA.

“BF Compensation Shares”	means the Compensation Shares as defined in the Series D SPA.

“BF Ordinary Percentage”	means a fraction, the numerator being the Initial Ordinary Issue Price, multiplied by the total number of Existing Shares and additional Ordinary Shares issued pursuant to Section 7.10 of the Series D SPA (if any), and the denominator being the sum of (x) the Initial Ordinary Issue Price multiplied by the total number of Existing Shares and additional Ordinary Shares issued pursuant to Section 7.10 of the Series D SPA (if any), and (y) the Initial Series D Issue Price, multiplied by the total number of New Shares, the BF Compensation Shares (if any) and additional Series D Shares issued pursuant to Section 7.10 of the Series D SPA (if any).

“BF Purchased Shares”	means the Purchased Shares as defined in the Series D SPA, as well as any additional Shares issued pursuant to Section 7.10 of the Series D SPA.

“BF Redemption Shares”	has the meaning ascribed thereto in Section 4.1(d) of Schedule 1 to these Articles.

“BF Series D Percentage”	means a fraction, the numerator being the Initial Series D Issue Price, multiplied by the total number of New Shares, the BF Compensation Shares (if any), and additional Series D Shares issued pursuant to Section 7.10 of the Series D SPA (if any), and the denominator being the sum of (x) the Initial Ordinary Issue Price multiplied by the total number of Existing Shares and additional Ordinary Shares issued pursuant to Section 7.10 of the Series D SPA (if any), and (y) the Initial Series D Issue Price, multiplied by the total number of New Shares, the BF Compensation Shares (if any) and additional Series D Shares issued pursuant to Section 7.10 of the Series D SPA (if any).

“BlueFocus”	means BlueFocus International Limited, a limited corporation duly incorporated and existing under the Laws of Hong Kong SAR.

“Board” and “Board of Directors”	means the board of Directors of the Company.

“Co-Sale Notice”	has the meaning set forth in Section 11.1 hereof.

“Closing”	has the meaning ascribed thereto in the Series E SPA.

“Company”	means the above named company.

“Company’s Option Period”	has the meaning ascribed thereto in Section 10.2 of Schedule 1 to these Articles.

“Company Redemption Notice”	has the meaning ascribed thereto in Section 4.2(b) of Schedule 1 to these Articles.

“Control”	means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such person or power to control the composition of a majority of the board of directors of such person; the term “Controlled” has the meaning correlative to the foregoing.

“Conversion Price”	means, in respect of the Series A Preference Shares, the Series A Conversion Price, in respect of the Series B Preference Shares, the Series B Conversion Price, in respect of the Series C Preference Shares, the Series C Conversion Price in respect of the Series D Preference Shares, the Series D Conversion Price and, in respect of the Series E Preference Shares, the Series E Conversion Price.

“Convertible Securities”	has the meaning ascribed thereto in Section 1.4(a)(ii) of Schedule 1 to these Articles.

“Conversion Shares”	means Ordinary Shares issued or issuable upon conversion of Preference Shares.

“Directors”	means the directors for the time being of the Company.

“Dividend”	includes an interim dividend.

“Election Notice”	has the meaning ascribed thereto in Section 4.2(a) of Schedule 1 to these Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision) of the Cayman Islands, as may be amended from time to time.

“Eligible A and B Holders”	has the meaning set forth in Section 11.7 hereof.

“Eligible Ordinary Investor”	has the meaning set forth in Section 11.9 hereof.

“Equity Securities”	means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“ESOP”	means the equity incentive plan of the Company adopted by the Board in 2010, as amended and restated from time to time.

“Exercising Holder”	has the meaning ascribed thereto in Section 8.4 of Schedule 1 to these Articles.

“Exercising Shareholder”	has the meaning ascribed thereto in Section 10.5(c) of Schedule 1 to these Articles.

“Fifth Notice”	has the meaning ascribed thereto in Section 10.5(c) of Schedule 1 to these Articles.

“Fifth Pre-emptive Notice”	has the meaning ascribed thereto in Section 8.6 of Schedule 1 to these Articles.

“Fifth Remaining Securities”	has the meaning ascribed thereto in Section 8.6 of Schedule 1 to these Articles.

“First Pre-emptive Rights”	has the meaning ascribed thereto in Section 8.1 of Schedule 1 to these Articles.

“Founders”	means each of Mr. Hsieh Wing Hong Sammy, Ng Yau Ping and O&K Investment Ltd.

“Fourth Notice”	has the meaning ascribed thereto in Section 10.4 of Schedule 1 to these Articles.

“Fourth Pre-emptive Notice”	has the meaning ascribed thereto in Section 8.5 of Schedule 1 to these Articles.

“Fourth Remaining Securities”	has the meaning ascribed thereto in Section 8.5 of Schedule 1 to these Articles.

“Group Company”	means each of the Company and each of its wholly, directly and indirectly owned Subsidiaries, and “Group” refers to all Group Companies collectively.

“Igomax”	means Igomax Inc., a company duly incorporated and existing under the laws of the British Virgin Islands.

“Igomax QIPO”	means the first firm commitment underwritten registered public offering by the Company of its Ordinary Shares with an offering price (net of underwriting commissions and expenses) that implies a market capitalization of the Company immediately prior to such offering of not less than US$500,000,000.

“Igomax Shares”	means the Ordinary Shares held by Igomax as of July 24, 2015.

“Initial Ordinary Issue Price”	means the Ordinary Share Price referred to in the Series D SPA.

“Initial Series D Issue Price”	means the Series D Share Price referred to in the Series D SPA.

“IPO”	has the meaning ascribed thereto in the Shareholders Agreement.

“Issue Price”	means the Series E Issue Price, Series D Issue Price, the Series C Issue Price, the Series B Issue Price or the Series A Issue Price, as applicable.

“Issuance Notice”	has the meaning ascribed thereto in Section 8.1 of Schedule 1 to these Articles.

“Liquidating Transaction”	has the meaning ascribed thereto in Section 2.1 of Schedule 1 to these Articles.

“Management”	means key management members and officers of the Company and its subsidiaries and any other Affiliates (except the Founders), as set forth in Schedule G of the ROFR and having an interest in the Equity Securities.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the seventh amended and restated Memorandum of Association of the Company, as amended and restated from time to time in accordance with Article 16 hereof.

“New Securities”	means subject to the terms of Section 8 of Schedule 1 hereof, any newly issued Equity Securities of the Company, except for (i) any Ordinary Shares, or any option or warrant to acquire any Ordinary Shares, issued to employees, officers, consultants or directors of the Company pursuant to a stock option plan, stock purchase plan, or other equity incentive plan, in any case that is approved by at least 2/3 of the members of the Board (which majority must include the Series D Director, the Series B Director and the Series A Director); (ii) Equity Securities issued upon conversion of the Preference Shares; (iii) Equity Securities issued in connection with any share split, share dividend, combination, or similar transaction of the Company; (iv) Equity Securities issued in a Qualified IPO; (v) Equity Securities issued upon the conversion of any debenture, warrant, option, or other convertible securities outstanding prior to the issuance of the Series B Preference Shares; or (vi) any Equity Securities issued or allotted pursuant to Section 10.6 of the Shareholders Agreement.

“Non-Exercising Holder”	has the meaning ascribed thereto in Section 8.4 of Schedule 1 to these Articles.

“Non-Liquidation M&A”	means (i) a merger or acquisition of the Company or any of its Subsidiaries in which the shareholders of the Company do not directly or indirectly own a majority of thet issued and outstanding shares of the surviving corporation, or (ii) a sale of all or substantially all of the assets of the Company or the assets of its Subsidiaries, in each case that implies a valuation on a fully-diluted basis of the Company of US$550,000,000 or higher.

“Offered Shares”	has the meaning ascribed thereto in Section 10.1 of Schedule 1 to these Articles.

“OptAim Director”	has the meaning ascribed thereto in Article 27.

“OptAim Subsidiaries”	means OptAim (HK) Limited, OptAim (Beijing) Information Technology Co., Ltd. , Beijing OptAim Network Technology Co., Ltd. , Zhiyunzhong (Shanghai) Technology Co., Ltd. and their successor(s).

“Options”	has the meaning ascribed thereto in Section 1.4(a)(i) of Schedule 1 to these Articles.

“Ordinary Co-Sale Shares”	has the meaning ascribed thereto in Section 11.9 of Schedule 1 to these Articles.

“Ordinary Director”	has the meaning ascribed thereto in Article 27.

“Ordinary Investors”	means SSG I, Bertelsmann and BlueFocus in their capacities as holders of Ordinary Shares.

“Ordinary Investors’ Option Period”	has the meaning ascribed thereto in Section 10.7 of Schedule 1 to these Articles.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is taken regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shares”	means the ordinary shares, par value US$0.001 per share, in the capital of the Company.

“Ordinary Share Equivalents”	means warrants, options and rights exercisable for Ordinary Shares and instruments convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preference Shares.

“Overallotment Notice”	has the meaning ascribed thereto in Section 8.4 of Schedule 1 of these Articles.

“Permitted Transferee” and “Permitted Transferees”	has the meaning ascribed thereto in Section 13.1 of Schedule 1 to these Articles.

“Pledged Shares”	has the meaning ascribed thereto in Section 4.5 of Schedule 1 to these Articles.

“Preference Amount”	has the meaning ascribed thereto in Section 2.1 of Schedule 1 to these Articles.

“Preference Shares”	means, collectively, the Series E Preference Shares, the Series D Preference Shares, the Series C Preference Shares, the Series B Preference Shares and the Series A Preference Shares.

“Principal”	means each of the Founders, Mr. Chau Tsun Ming, Jimmy, Arda Holdings, Wong Pi Yan, Selina, Cheng Ka Lar, Cara, Tran Kwok Wai, Robert, Yim Tsz Ling, Sidney, Tang Jian, and Igomax; provided that, if a Qualified IPO has not been consummated by December 31, 2017, each of Tang Jian and Igomax shall cease to be a Principal effective as of January 1, 2018.

“Put Exercise Notice”	has the meaning ascribed to it in Section 7.1 of Schedule 1 to these Articles.

“Put Option Interest Rate”	means for each of 2015 and 2016, a non-compound interest rate of 18% per annum, and for 2017, a non-compound interest rate of 12% per annum.

“Qualified Auditor”	means any of Deloitte Touche Tohmatsu Limited, PwC, Ernst & Young or KPMG.

“QIPO Put Option”	has the meaning ascribed thereto in Section 7.1 of Schedule 1 to these Articles.

“QIPO Put Price”	has the meaning ascribed thereto in Section 7.1 of Schedule 1 to these Articles.

“QIPO Put Trigger Date”	has the meaning ascribed thereto in Section 7.1 of Schedule 1 to these Articles.

“Qualified Auditor”	has the meaning ascribed thereto in the Series D SPA.

“Qualified IPO”	means the first firm commitment underwritten registered public offering by the Company of its Ordinary Shares for its own account that results in such securities being listed or registered on NASDAQ Stock Exchange, New York Stock Exchange, Hong Kong Stock Exchange, the Shenzhen Stock Exchange, Shanghai Stock Exchange or such other international recognized stock exchange approved in writing by SWHY, BlueFocus, Bertelsmann and the Majority Series A Holders, (i) with an offering price (net of underwriting commissions and expenses) that implies a market capitalization of the Company immediately prior to such offering of not less than US$600,000,000 (if on or prior to December 31, 2017) or US$650,000,000 (if on or after January 1, 2018); and (ii) which results in aggregate cash proceeds to the Company of not less than US$150,000,000 (or an equivalent amount thereof in another currency) prior to deduction of underwriting discounts, commissions and expenses, except that if such first firm commitment underwritten registered public offering by the Company is on NASDAQ or NYSE, then the aggregate cash proceeds to the Company resulting from such could be less than US$150,000,000 (or an equivalent amount thereof in another currency) prior to deduction of underwriting discounts, commissions and expenses. For the avoidance of doubt, the total amount of deduction in item (ii) shall not exceed US$30,000,000 unless otherwise approved by the Board including the affirmative consent of the Series A Director, the Series B Director and the Series D Director.

“Qualified M&A Event 1”	means (i) a merger or acquisition of the Company or any of its Subsidiaries in which the shareholders of the Company do not directly or indirectly own a majority of the issued and outstanding shares of the surviving corporation or (ii) a sale of all or substantially all of the assets of the Company or the assets of its Subsidiaries, in each case, which implies an equity valuation of the Group of US$300,000,000 or higher.

“Qualified M&A Event 2”	means (i) a merger or acquisition of the Company or any of its Subsidiaries in which the shareholders of the Company do not directly or indirectly own a majority of the issued and outstanding shares of the surviving corporation or (ii) a sale of all or substantially all of the assets of the Company or the assets of its Subsidiaries, in each case, which implies an equity valuation of the Group of US$250,000,000 or higher, but lower than US$300,000,000.

“Qualifying Ordinary Investor”	has the meaning ascribed thereto in Section 8.6 of Schedule 1 to these Articles.

“Redemption Date”	has the meaning ascribed thereto in Section 4.2(b) of Schedule 1 to these Articles.

“Redemption Price”	means, in respect of the Series A Preference Shares, the Series A Redemption Price, in respect of the Series B Preference Shares, the Series B Redemption Price, in respect of the Series C Preference Shares, the Series C Redemption Price, in respect of the Series D Preference Shares, the Series D Redemption Price, and in respect of the Series E Preference Share, the Series E Redemption Price.

“Redemption Shares”	has the meaning ascribed thereto in Section 4.2(c) of Schedule 1 to these Articles.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Remaining Securities”	has the meaning ascribed thereto in Section 8.2 of Schedule 1 to these Articles.

“Residual Amount”	has the meaning ascribed thereto in the Series D SPA.

“Revenue Target”	has the meaning ascribed thereto in the Series D SPA.

“ROFR”	means the third amended and restated right of first refusal and co-sale agreement dated December 28, 2016

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Notice”	has the meaning ascribed thereto in Section 10.2 of Schedule 1 to these Articles.

“Second Pre-emptive Notice”	has the meaning ascribed thereto in Section 8.2 of Schedule 1 to these Articles.

“Second Pre-emptive Rights”	has the meaning ascribed thereto in Section 8.2 of Schedule 1 to these Articles.

“Second Remaining Securities”	has the meaning ascribed thereto in Section 8.3 of Schedule 1 to these Articles.

“Selling Shareholder”	has the meaning ascribed thereto in Section 11.1 of Schedule 1 to these Articles.

“Series A Conversion Price”	has the meaning ascribed thereto in Section 1.1(c)(i) of Schedule 1 to these Articles.

“Series A Director”	has the meaning ascribed thereto in Article 27.1(a).

“Series A Issue Price”	means US$1.05 per Series A Preference Share.

“Series A Preference Amount”	has the meaning ascribed thereto in Section 2.1(e) of Schedule 1 to these Articles.

“Series A Preference Shares”	means the Series A redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series A Redemption Price”	has the meaning ascribed thereto in Section 4.1(b) of Schedule 1 to these Articles.

“Series A SPA”	means the Series A Preference Share and Warrant Purchase Agreement dated February 12, 2010, entered into by and among the Company, Sumitomo, and certain other parties.

“Series B Conversion Price”	has the meaning ascribed thereto in Section 1.1(c)(ii) of Schedule 1 to these Articles.

“Series B Director”	has the meaning ascribed thereto in Article 27.1(a).

“Series B Issue Price”	means the per share price for the Series B Preference Shares referred to in the Series B SPA.

“Series B Preference Amount”	has the meaning ascribed thereto in Section 2.1(d) of Schedule 1 to these Articles.

“Series B Preference Shares”	means the Series B redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series B Redemption Price”	has the meaning ascribed thereto in Section 4.1(a) of Schedule 1 to these Articles.

“Series B SPA”	means the Series B Preference Share and Warrant Purchase Agreement dated February 21, 2011, entered into by and among the Company, Bertelsmann, and certain other parties.

“Series C Conversion Price”	has the meaning ascribed thereto in Section 1.1(c)(iii) of Schedule 1 to these Articles.

“Series C Co-Sale Shares”	has the meaning ascribed thereto in Section 11.8 of Schedule 1 to these Articles.

“Series C Investor”	has the meaning ascribed thereto in the Shareholders Agreement.

“Series C Investor’s Option Period”	has the meaning ascribed thereto in Section 10.6 of Schedule 1 to these Articles.

“Series C Issue Price”	means (i) the Purchase Price as defined in the Series C Subscription Agreement divided by (ii) the number of Purchased Shares as defined in the Series C Subscription Agreement.

“Series C Preference Shares”	means the Series C redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series C Redemption Price”	has the meaning ascribed thereto in Section 4.1(c)(iv) of Schedule 1 to these Articles.

“Series C Subscription Agreement”	means the Series C Preference Share Subscription Agreement dated December 16, 2013, entered into by and among the Company, SSG II, and certain other parties.

“Series D Co-Sale Shares”	has the meaning ascribed thereto in Section 11.6 of Schedule 1 to these Articles.

“Series D Conversion Price”	has the meaning ascribed thereto in Section 1.1(c)(iv) of Schedule 1 to these Articles.

“Series D Director”	has the meaning ascribed thereto in Article 27.1(a).

“Series D Investor”	has the meaning set forth in the Shareholders Agreement.

“Series D Investor’s Option Period”	has the meaning ascribed thereto in Section 10.4 of Schedule 1 to these Articles.

“Series D Original Issue Date”	means the first date on which any Series D Preference Share is issued by the Company.

“Series D Preference Shares”	means the Series D redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series D Preference Amount”	has the meaning ascribed thereto in Section 2.1(c) of Schedule 1 to these Articles.

“Series D Redemption Price”	has the meaning ascribed thereto in Section 4.1(d)(v) of Schedule 1 to these Articles.

“Series D SPA”	means the Share Subscription Agreement dated December 16, 2014, entered into by and among the Company and BlueFocus.

“Series E Investor”	has the meaning set forth in the Shareholders Agreement

“Series E Conversion Price”	has the meaning ascribed thereto in Section 1.1(c)(v) of Schedule 1 to these Articles.

“Series E Investor’s Option Period”	has the meaning ascribed thereto in Section 10.3 of Schedule 1 to these Articles.

“Series E Issue Price”	means (i) the Purchase Price as defined in the Series E Subscription Agreement divided by (ii) the number of Purchased Shares as defined in the Series E Subscription Agreement.

“Series E Original Issue Date”	means the first date on which any Series E Preference Share is issued by the Company.

“Series E Preference Shares”	means the Series E redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series E Preference Amount”	has the meaning ascribed thereto in Section 2.1(b) of Schedule 1 to these Articles.

“Series E Redemption Price”	has the meaning ascribed thereto in Section 4.1(e)(vi) of Schedule 1 to these Articles.

“Series E SPA”	means Series E Shares Subscription Agreement dated December 19, 2016, entered into by and among the Company, SWHY and other parties named therein.

“Seventh Notice”	has the meaning ascribed thereto in Section 10.6 of Schedule 1 to these Articles.

“Share” and “Shares”	means the Ordinary Shares, the Series A Preference Shares, the Series B Preference Shares, the Series C Preference, the Series D Preference Shares, and the Series E Preference Shares and includes a fraction of a share.

“Shareholders Agreement”	means the fourth amended and restated Shareholders Agreement dated November 28 2016, entered into by and among the Company and all shareholders of the Company, as amended or restated from time to time.

“Sixth Notice”	has the meaning ascribed thereto in Section 10.5(e) of Schedule 1 to these Articles.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution, subject to Sections 6.1, 6.1A and 6.1B of Schedule 1 to these Articles.

“SSG I”	means SSG Capital Partners I, L.P., a limited partnership registered in the Cayman Islands.

“SSG I Ordinary Shares”	means the Ordinary Shares acquired by SSG I pursuant to the Ordinary Shares Purchase Agreement dated January 26, 2011 entered into by any among the Company, SSG I, and certain other parties.

“SSG II”	means SSG Capital Partners II, L.P., a limited partnership registered in the Cayman Islands.

“SSG Director”	has the meaning ascribed in Article 27.1.

“Statute”	means the Companies Law (as amended) of the Cayman Islands, as may be amended from time to time.

“Subsidiary”	means, with respect to any specified person, any person of which the specified person, directly or indirectly, owns or Controls more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital.

“Sumitomo”	means Sumitomo Corporation Equity Asia Limited, a limited liability company, incorporated in Hong Kong.

“SWHY”	means Shenwan Hongyuan Goldspring Fund I, a limited liability company incorporated in the Cayman Islands.

“Third Notice”	has the meaning ascribed thereto in Section 10.3 of Schedule 1 to these Articles.

“Third Pre-emptive Holders”	has the meaning ascribed thereto in Section 8.3 of Schedule 1 to these Articles.

“Third Pre-emptive Notice”	has the meaning ascribed thereto in Section 8.3 of Schedule 1 to these Articles.

“Third Remaining Securities”	has the meaning ascribed thereto in Section 8.4 of Schedule 1 to these Articles.

“Transfer”	has the meaning ascribed thereto in Section 9.1 of Schedule 1 to these Articles.

“Transferor”	has the meaning ascribed thereto in Section Section 10.1 of Schedule 1 to these Articles.

“Transfer Notice”	has the meaning ascribed thereto in Section Section 10.1 of Schedule 1 to these Articles.

“Zaffre”	means Zaffre Investments, Inc., a company duly incorporated and existing under the laws of British Virgin Islands.

“Zaffre Shares”	means Ordinary Shares held by Zaffre as of July 24, 2015.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(f)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(g)	headings are inserted for reference only and shall be ignored in construing these Articles; and

(h)	in these Articles Section 8 of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum and these Articles, in particular, Section 6 of Schedule 1 hereto (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

3.2	The Company shall not issue Shares to bearer.

3.3	The Preference Shares shall carry the rights (preferential or otherwise) set forth in these Articles and, in particular, in Schedule 1 hereto. For the sake of clarity, Schedule 1 shall form part of the Articles. In the event of conflict between the terms and provisions in the Articles and Schedule 1, the terms and provisions of Schedule 1 shall prevail.

4	Register of Members

The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

5	Closing Register of Members or Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other purpose.

5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

7	Transfer of Shares

7.1	Subject to Schedule 1 hereto, Shares are transferable subject to the consent of the Directors, who shall register any properly documented transfer of Shares unless such transfer is restricted pursuant to any applicable agreement or, on advice of counsel, applicable law. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

7.2	The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8	Redemption and Repurchase of Shares

8.1	Subject to the provisions of the Statute, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as provided in these Articles (including Schedule 1 hereof) or as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2	Subject to the provisions of the Statute and these Articles (including Schedule 1 hereof), the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

8.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

9	Variation of Rights of Shares

9.1	Subject to these Articles (including Schedule 1 hereof), if at any time the share capital of the Company is divided into different classes of Shares, subject to the Memorandum and these Articles, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

9.2	The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class.

9.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

11	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognize in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

12	Lien on Shares

12.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements, to or with the Company, which are due and payable, by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

12.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

12.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

12.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

13	Call on Shares

13.1	Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

13.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

13.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

13.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

13.5	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

13.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

13.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

13.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

14	Forfeiture of Shares

14.1	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

14.2	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

14.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

14.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

14.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

14.6	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

15	Transmission of Shares

15.1	If a Member dies the survivor or survivors where he was a joint holder or his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

15.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect, by a notice in writing sent by him, either to become the holder of such Share or to have some person nominated by him become the holder of such Share but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

15.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him become the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

16	Amendments of Memorandum and Articles of Association and Alteration of Capital

16.1	Subject to provisions of the Memorandum and these Articles (including Schedule 1 hereof), the Company may by Ordinary Resolution:

(a)	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	by subdivision of its existing Shares or any of them divide the whole or any part of its Share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(d)	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

16.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

16.3	Subject to the provisions of the Statute and the provisions of these Articles (including Schedule 1 hereof) as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to these Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital and any capital redemption reserve fund.

17	Registered Office

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

18	General Meetings

18.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

18.2	The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

18.3	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

18.4	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

18.5	A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten per cent. in par value of the capital of the Company as at that date carries the right of voting at general meetings of the Company.

18.6	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

18.7	If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

18.8	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

19	Notice of General Meetings

19.1	At least five days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent in par value of the Shares (including SWHY) giving that right.

19.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

20	Proceedings at General Meetings

20.1	No business shall be transacted at any general meeting unless a quorum is present. At least (i) the Members holding of a majority of the then issued and outstanding Series A Preference Shares, (ii) the Members holding of a majority of the then issued and outstanding Series B Preference Shares, (iii) the Members holding of a majority of the then issued and outstanding Series D Preference Shares, (iv) the Members holding of a majority of the then issued and outstanding Series E Preference Shares, and (v) either of SSG I or SSG II being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy, shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative or proxy.

20.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

20.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

20.4	If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned for 48 hours later to the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum, provided that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of such meeting.

20.5	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

20.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

20.7	The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

20.8	A resolution put to the vote of the meeting shall be decided by a poll.

20.9	Except on a poll on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was taken.

20.10	A poll on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll is contingent thereon may proceed pending the taking of the poll.

20.11	In the case of an equality of votes, the chairman shall not be entitled to a second or casting vote.

21	Votes of Members

21.1	Subject to any rights or restrictions attached to any Shares (including those set out in Schedule 1 hereof), on a poll every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or proxy, shall have one vote for every Share of which he is the holder.

21.2	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

21.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

21.4	No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

21.5	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

21.6	On a poll votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.

21.7	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

22	Proxies

22.1	The instrument appointing a proxy shall be in writing, be executed under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

22.2	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

22.3	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

22.4	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

23	Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of issued and outstanding Shares at any given time.

25	Directors

Subject to the Memorandum and these Articles, there shall be a Board of Directors consisting of no more than six (6) persons (exclusive of alternate Directors), provided however that subject to Section 6 of Schedule 1 hereof, the Company may from time to time by Special Resolution increase or reduce the limits in the number of Directors.

26	Powers of Directors

26.1	Subject to the provisions of the Statute, the Memorandum and the Articles (including Schedule 1 hereof) and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

26.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

26.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

26.4	Subject to these Articles (including Schedule 1 hereof), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

27	Appointment and Removal of Directors

27.1	The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director, provided that:

(a)	(i) For so long as BlueFocus holds no less than 808,835 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), then BlueFocus has the right but not the obligation to designate one (1) Director (the “Series D Director”); (ii) for so long as Bertelsmann holds no less than 448,801 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), then Bertelsmann has the right but not the obligation to designate one (1) Director (the “Series B Director”); (iii) for so long as Sumitomo holds no less than 437,629 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), Sumitomo has the right but not the obligation to designate one (1) Director (the “Series A Director”); (iv) the holders of at least a majority of the then issued and outstanding Ordinary Shares (excluding any Ordinary Shares issued or issuable upon conversion of Preference Shares), voting separately as a single class, have the right but not the obligation to designate three (3) Directors (the “Ordinary Directors”) of which, (A) for so long as either (x) SSG I holds all the SSG I Ordinary Shares (as adjusted for share dividends, splits, combinations, recapitalisations or similar events) or (y) SSG II or any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with SSG II, in the aggregate, hold no less than 399,796 Series C Preference Shares (as adjusted for share dividends, splits, combinations, recapitalisations or similar events), SSG I and SSG II shall have the collective right to designate one (1) out of the three (3) Ordinary Directors (the “SSG Director”); and (B) notwithstanding any other provision in these Articles, for so long as Igomax continues to hold no less than 5% of the Igomax Shares (as adjusted for share dividends, splits, combinations, recapitalisations or similar events), (x) Igomax shall have the right but not the obligation to designate one (1) out of the three (3) Ordinary Directors (the “OptAim Director”), and (y) the OptAim Director shall not be removed without the prior written consent of Igomax. Subject to applicable law and listing rules, the right to appoint the OptAim Director by Igomax pursuant to these Articles shall survive the closing of a Qualified IPO.

(b)	Any holders of Shares entitled to designate any individual to be elected as a Director of the Board pursuant to this Article 27 shall have the right to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position.

(c)	Any Director not elected in the manner provided in sub-paragraphs (a) or (b) shall be elected by the members at a general meeting, with holders of the Series D Preference Shares, the Series C Preference Shares, the Series B Preference Shares, the Series A Preference Shares and Ordinary Shares voting together on an as-converted basis and not as separate classes.

(d)	For so long as (i) Bertelsmann holds no less than 448,801 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), (ii) Sumitomo hold no less than 437,629 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), (iii) SSG I holds all of the SSG I Ordinary Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events) or SSG II or any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with SSG II, in the aggregate, hold no less than 399,796 Series C Preference Shares (as adjusted for share dividends, splits, combinations, recapitalisations or similar events), (iv) BlueFocus holds no less than 808,835 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), and (v) SWHY holds any Shares, each of (i) Bertelsmann, (ii) Sumitomo, (iii) SSG I or SSG II (but not both of them), (iv) BlueFocus and (v) SWHY shall be entitled to designate one (1) observer to attend all meetings and receive all notices and materials of the Board or of any committee of the Board in a non-voting observer capacity.

28	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	he gives notice in writing to the Company that he resigns the office of Director; or

(b)	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	if he is found to be or becomes of unsound mind; or

(e)	if a Director is determined by at least a majority of the other Directors, upon advice by a third party counsel that the Director to be removed violated any of his or her fiduciary duties to the Company or committed fraud (or its equivalent under applicable law); provided, that any Person(s) that had the right to designate such Director shall have the right to designate a replacement for such Director.

29	Proceedings of Directors

29.1	The Board shall hold no less than one (1) meeting during each fiscal quarter unless otherwise approved by 2/3 of the members of the Board, including the Series D Director, the Series A Director and the Series B Director. The quorum for the transaction of the business of the Directors shall be four, including the Series D Director (where one is appointed), the Series B Director (where one is appointed) and the Series A Director (where one is appointed), the SSG Director or their respective alternates; provided that the presence of the Series D Director is not necessary for a board meeting convened solely for the purpose of considering the paramount lien, the making of a call or forfeiture of that portion of BlueFocus’s Shares representing the unpaid Residual Amount (if any) after 1 July 2015. A person who holds office as an alternate Director shall, if his appointer is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointer is not present, count once towards the quorum.

29.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointer to a separate vote on behalf of his appointer in addition to his own vote.

29.3	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

29.4	A resolution in writing (in one or more counterparts) signed by all the Directors or a majority of all the members of a committee of Directors, in each case including the Series D Director, the Series B Director, the Series A Director and the SSG Director (an alternate Director being entitled to sign such a resolution on behalf of his appointer) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

29.5	A Director or alternate Director on the requisition of another Director or alternate Director shall, call a meeting of the Directors by at least five days’ notice in writing to every Director, alternate Director and observer designated by BlueFocus, Bertelsmann, Sumitomo, SSG I or SSG II, unless all directors agree to shorter notice, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

29.6	If the SSG Director, the Series A Director, the Series B Director or the Series D Director is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, shall be dissolved and in any other case it shall stand adjourned for 48 hours later to the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting the SSG Director, the Series A Director, the Series B Director or the Series D Director is not present within half an hour from the time scheduled for the adjourned meeting, the Directors present shall form the quorum.

29.7	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

29.8	The Directors may elect a chairman of the Board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

29.9	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

29.10	A Director but not an alternate Director may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

30	Presumption of Assent

A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

31	Directors’ Interests

31.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

31.2	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

31.3	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

31.4	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

31.5	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

32	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting. The minutes shall be provided to all the Directors and the observers designated by BlueFocus, Bertelsmann and Sumitomo within seven (7) business days after the holding of such meetings.

33	Delegation of Directors’ Powers

33.1	The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

33.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards, provided that all of the Series D Director, the Series B Director and the Series A Director shall have the right, but not the obligation, to be a member of any such committee or local board. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

33.3	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

33.4	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

33.5	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

34	Alternate Directors

34.1	Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

34.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointer is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointer as a Director in his absence.

34.3	An alternate Director shall cease to be an alternate Director if his appointer ceases to be a Director.

34.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

34.5	An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

35	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

36	Remuneration of Directors

36.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

36.2	The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

37	Seal

37.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

37.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

37.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

38	Dividends, Distributions and Reserve

38.1	Subject to the Statute and these Articles (including Schedule 1 hereof), the Directors may declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company or out of the share premium account or as otherwise permitted by the Statute.

38.2	Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

38.3	The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

38.4	The Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

38.5	Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

38.6	No Dividend or distribution shall bear interest against the Company.

38.7	Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of the declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of the declaration of such dividend shall be forfeited and shall revert to the Company.

39	Capitalisation

Subject to these Articles (including Schedule 1 hereof), the Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

40	Books of Account

40.1	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

40.2	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

40.3	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

41	Audit

41.1	Subject to Section 6.2 of Schedule 1 hereto, the audit committee of the Company may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

41.2	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

41.3	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

42	Notices

42.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail.

42.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

42.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

42.4	Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

43	Winding Up

43.1	Subject to the rights provided by the terms of issue of the Preference Shares, if the Company shall be wound up and the assets available for distribution amongst the Members shall be insufficient to pay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members on a pro-rata basis.

43.2	Subject to the rights provided by the terms of issue of the Preference Shares, if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members on a pro-rata basis at the time of commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

43.3	Subject to the rights provided by the terms of issue of the Preference Shares, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide in kind amongst the Members the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

44	Indemnity

Subject to the Statute, every Director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such Director or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

45	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

46	Transfer by way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE 1

RIGHTS OF PREFERENCE SHARES

The respective rights, privileges and restrictions attaching to the Preference Shares shall be as hereinafter specified in this Schedule 1. Unless otherwise specified, the words “hereof”, “hereunder” and “hereto”, and words of like import used in this Schedule 1, refer to this Schedule 1 and reference to a “Section” refers to such Section in this Schedule 1.

SECTION 1

CONVERSION RIGHTS

1.1    Conversion Rights.

(a)    Optional Conversion. Each holder of Preference Shares shall have the right, at such holder’s sole discretion, to convert all or any portion of the Preference Shares into Ordinary Shares at any time (provided, however, that any such converted Ordinary Shares cannot be converted into any preferred shares of the Company in the future). The conversion rate for Preference Shares shall be determined by dividing the Issue Price for each of the Preference Shares when they were issued, by the applicable Conversion Price, being no less than par value, provided that in the event of any share splits, share combinations, share dividends, recapitalisations and similar events, the initial Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price shall be adjusted accordingly in accordance with this Section 1.

(b)    Automatic Conversion.

(i)    Without any action being required by the holder of such Preference Share and whether or not the certificates representing such Preference Share are surrendered to the Company or its transfer agent, each Preference Share shall automatically be converted into Ordinary Shares (x) immediately prior to the closing of a Qualified IPO, or (y) upon the election of holders of at least a majority of the then issued and outstanding Preference Shares, voting together as a single class on an as-if-converted basis.

(ii)    The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of Preference Shares unless the certificate or certificates evidencing such Preference Shares is either delivered as provided below to the Company or any transfer agent for the Preference Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Preference Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled.

(c)    Conversion Price.

(i)    The conversion price for each of the Series A Preference Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series A Conversion Price”. The initial Series A Conversion Price for each of the Series A Preference Shares shall be the Series A Issue Price at the time of issue of the applicable Series A Preference Shares.

(ii)    The conversion price for each of the Series B Preference Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series B Conversion Price”. The initial Series B Conversion Price for each of the Series B Preference Shares shall be the Series B Issue Price at the time of issue of the applicable Series B Preference Shares.

(iii)    The conversion price for each of the Series C Preference Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series C Conversion Price”. The initial Series C Conversion Price for each of the Series C Preference Shares shall be the Series C Issue Price at the time of issue of the applicable Series C Preference Shares.

(iv)    The conversion price for each of the Series D Preference Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series D Conversion Price”. The initial Series D Conversion Price for each of the Series D Preference Shares shall be the Adjusted Series D Issue Price at the time of issue of the applicable Series D Preference Shares.

(v)    The conversion price for each of the Series E Preference Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series E Conversion Price”. The initial Series E Conversion Price for each of the Series E Preference Shares shall be the Series E Issue Price at the time of issue of the applicable Series E Preference Shares.

1.2    Mechanism of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preference Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective respective Conversion Price. Before any holder of Preference Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preference Shares and shall give written notice to the Company at such office that he elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preference Shares a certificate or certificates for the number of Ordinary Shares to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preference Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. The Directors may effect conversion in any manner permitted by law including, without prejudice to the generality of the foregoing, repurchasing or redeeming the relevant Preference Shares and applying the proceeds towards the issue of the relevant number of new Ordinary Shares.

1.3    Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares (solely for the purpose of effecting the conversion of the Preference Shares) such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all of the outstanding Preference Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all of the then outstanding Preference Shares, in addition to such other remedies as shall be available to the holder of such Preference Shares, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized share capital and number of Ordinary Shares to such number of shares as shall be sufficient for such purposes.

1.3A    Adjustment of Conversion Price.

(a)    The Series E Conversion Price, the Series D Conversion Price, the Series B Conversion Price and the Series A Conversion Price shall be subject to adjustment as follows if any of the events listed in Sections 1.4 and 1.5 below occur prior to the conversion of any Series E Preference Shares, Series D Preference Shares, Series B Preference Shares or Series A Preference Shares. The right to adjust any Conversion Price may be waived with the consent of the holders of at least a majority of the then issued and outstanding Series E Preference Shares, Series D Preference Shares, Series B Preference Shares or Series A Preference Shares, as applicable, voting separately as a single class on an as-if-converted basis.

(b)    The Series E Conversion Price, the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price and the Series A Conversion Price shall be subject to adjustment as follows if any of the events listed in Sections 1.6, 1.7 and 1.8 below occur prior to the conversion of any Series E Preference Shares, Series D Preference Shares, Series C Preference Shares, Series B Preference Shares or Series A Preference Shares. The right to adjust any Conversion Price may be waived with the consent of the holders of at least a majority of the then issued and outstanding Series E Preference Shares, Series D Preference Shares, Series C Preference Shares, Series B Preference Shares or Series A Preference Shares, as applicable, voting separately as a single class on an as-if-converted basis.

1.4    Anti-dilution Adjustments of Conversion Price.

(a)    Special Definitions. For purposes of this Section 1.4, the following definitions shall apply:

(i)    “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)    “Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Preference Shares and Ordinary Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)    “Additional Ordinary Shares” shall mean all Ordinary Shares (including reissued shares) issued (or, pursuant to Section 1.4(c) hereof, deemed to be issued) by the Company after the Series E Original Issue Date, other than:

(A)    Ordinary Shares issued upon conversion of the Preference Shares authorized herein;

(B)    any securities issued as a dividend or distribution on Preference Shares or any event for which adjustment is made pursuant to Sections 1.6 or 1.7 or 1.8 hereof; and

(C)    any securities issued in a Qualified IPO.

(D)    any Securities issued/allotted pursuant to Section 10.5 of the Shareholders Agreement.

(b)    No Adjustment to Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of and immediately prior to such issuance.

(c)    Deemed Issuance of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Series E Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share of such Additional Ordinary Shares would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(i)    no further adjustment to the relevant Conversion Price shall be made upon the subsequent issuance of Convertible Securities or Ordinary Shares upon the exercise of such options or conversion or exchange of such Convertible Securities;

(ii)    if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the relevant Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)    upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the relevant Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration be recomputed as if:

(A)    in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)    in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

(iv)    no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the relevant Conversion Price to an amount which exceeds the lower of (x) such Conversion Price on the original adjustment date, or (y) the Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(v)    in the case of any Options which expire by their terms not more than 30 days after the date of issuance thereof, no adjustment of the relevant Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)    Issuance of Additional Ordinary Shares below Conversion Price. Subject to Sections 1.4(c) and 1.4(d), in the event that the Company shall issue any Additional Ordinary Shares (including those deemed to be issued pursuant to Section 1.4(c)) at a subscription price per Ordinary Share (on an as-converted basis) less than either the Series E Conversion Price, the Series D Conversion Price, the Series B Conversion Price or the Series A Conversion Price (as adjusted from time to time) as in effect on the date of and immediately prior to such issuance, such Conversion Price shall be reduced, concurrently with such issuance, to the price per share received or receivable by the Company for the Additional Ordinary Shares newly issued or sold by the Company.

1.5    Determination of Consideration. For purposes of this Section 1, the consideration received by the Company for the issuance of any Additional Ordinary Shares shall be computed as follows:

(a)    Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest for accrued dividends;

(ii)    insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or Director of the Company; and

(iii)    in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)    Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Section 1.4(c), relating to Options and Convertible Securities, shall be determined by dividing

(i)    the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(ii)    the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion exchange of such Convertible Securities.

1.6    Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the Company pays a dividend or makes a distribution on its Ordinary Shares in Ordinary Shares other than by way of a scrip dividend or if the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

1.7    Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the holders of Preference Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preference Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section 1 with respect to the rights of the holders of the Preference Shares.

1.8    Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preference Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each such Preference Shares shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preference Shares immediately before that change, all subject to further adjustment as provided herein.

1.9    No Impairment. The Company will not, by the amendment of the Memorandum and Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Section 1 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preference Shares against impairment.

1.10    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 1, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of ordinary shares and the amount, if any, of other property which at the time would be received upon the conversion of Preference Shares.

1.11    Miscellaneous.

(i)    All calculations under this Section 1 shall be made to the nearest one hundredth (1/100) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)    The holders of at least a majority of the then issued and outstanding Series A Preference Shares, the holders of at least a majority of the then issued and outstanding Series B Preference Shares (in relation to determination pursuant to Sections 1.6 – 1.9 only), the holders of at least a majority of the then issued and outstanding Series C Preference Shares, the holders of at least a majority of the then issued and outstanding Series D Preference Shares and the holders of at least a majority of the then issued and outstanding Series E Preference Shares, each voting separately as a single class on an as-if-converted basis, shall have the right to challenge any determination by the Board of fair value pursuant to this Section 1, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging holders of Preference Shares.

(iii)    No adjustment in the Conversion Price need be made unless such adjustment would require a change of at least one percent (1%) in such Conversion Price. Any adjustment of less than one percent (1%) in the Conversion Price which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to one percent (1%) or more in such Conversion Price.

(iv)    Upon any conversion of the Preference Shares, the shares so converted shall be cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to diminish the authorized number of Preference Shares accordingly.

SECTION 2

LIQUIDATION, DISSOLUTION OR WINDING UP

2.1    In the event of (i) a winding up or other dissolution of the Company or any of its Subsidiaries, (ii) a merger or acquisition of the Company or any of its Subsidiaries in which the shareholders of the Company do not directly or indirectly own a majority of the outstanding shares of the surviving corporation, (iii) a sale of all or substantially all of the assets of the Company or the assets of its Subsidiaries, or (iv) government policies promulgated or interpreted after the Closing that prohibit investment or exit of the Company by foreign investors, provided, that, in the case of (ii) and (iii), only when such merger, acquisition or sale implies a valuation of the Company on a fully diluted basis of less than US$550,000,000 (each a “Liquidating Transaction”), either voluntary or involuntary, and subject to Section 4.4, distributions to the Members of the Company shall be made in the following manner:

(a)    The holders of the Series E Preference Shares shall be entitled to receive, prior to any distribution to the holders of the Ordinary Shares or any other class or series of shares, an amount per Series E Preference Share equal to (i) 110% of the Series E Issue Price in respect of such Series E Preference Share prior to or on December 31, 2017, or (ii) 120% of the Series E Issue Price in respect of such Series E Preference Share from January 1, 2018, as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon minus all paid cash or non-cash dividends and distributions paid thereon since the Series E Original Issue Date (collectively, the “Series E Preference Amount”). If the assets of the Company shall be insufficient to make the payment of the Series E Preference Amount in full to all holders of Series E Preference Shares, then the assets of the company shall be distributable ratably to the holders of the Series E Preference Shares in portion to the Series E Preference Amount to each such holder of Series E Preference Shares would otherwise be entitled to receive.

(b)    The holders of the Series D Preference Shares shall be entitled to receive, after the payment of the Series E Preference Amount has been made in full to all holders of the Series E Preference Shares and prior to any distribution to holders of the Series B Preference Shares, the Series A Preference Shares, the Series C Preference Shares and the Ordinary Shares, an amount per Series D Preference Share (other than any Series D Preference Shares for which the Residual Amount has not been paid to the Company) equal to 150% of the Adjusted Series D Issue Price in respect of such Series D Preference Share, as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon minus all paid cash or non-cash dividends and distributions paid thereon since the Series D Original Issue Date (collectively, the “Series D Preference Amount”). If the assets of the Company shall be insufficient to make the payment of the Series D Preference Amount in full to all holders of Series D Preference Shares, then the assets of the Company shall be distributable ratably to the holders of the Series D Preference Shares in portion to the Series D Preference Amount to each such holder of Series D Preference Shares would otherwise be entitled to receive.

(c)    The holders of the Series B Preference Shares shall be entitled to receive, after the payment of the Series E Preference Amount and Series D Preference Amount has been made in full to all holders of the Series E Preference Shares and Series D Preference Shares and prior to any distribution to the holders of the Series A Preference Shares, the Series C Preference Shares and the Ordinary Shares, an amount per Series B Preference Share equal to 150% of the Series B Issue Price in respect of such Series B Preference Share (provided that (i) if the Liquidating Transaction is a Qualified M&A Event 1, such amount per Series B Preference Share shall be reduced to 0% of the Series B Issue Price and (ii) if the Liquidating Transaction is a Qualified M&A Event 2, such amount per Series B Preference Share shall be reduced to 100% of the Series B Issue Price), as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon minus all paid cash or non-cash dividends and distributions paid thereon since the Series B Original Issue Date (collectively, the “Series B Preference Amount”). If the assets of the Company shall be insufficient to make the payment of the Series B Preference Amount in full to all holders of the Series B Preference Shares, then the assets of the company shall be distributable ratably to the holders of the Series B Preference Shares in portion to the Series B Preference Amount to each such holder of the Series B Preference Shares would otherwise be entitled to receive.

(d)    The holders of the then issued and outstanding Series A Preference Shares shall be entitled to receive, after the payments of the Series E Preference Amount, the Series D Preference Amount and the Series B Preference Amount have been made in full to all holders of the Series E Preference Shares, Series D preference Shares and the Series B Preference Shares and prior to any distribution to the holders of the Series C Preference Shares and the Ordinary Shares, an amount per Series A Preference Share equal to 200% of the Series A Issue Price (provided that (i) if the Liquidating Transaction is a Qualified M&A Event 1, such amount per Series A Preference Share shall be reduced to 0% of the Series A Issue Price and (ii) if the Liquidating Transaction is a Qualified M&A Event 2, such amount per Series A Preference Share shall be reduced to 100% of the Series A Issue Price), as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon minus all paid cash or non-cash dividends and distributions paid thereon since the first date on which any Series A Preference Share was issued by the Company (collectively, the “Series A Preference Amount”). If the assets of the Company shall be insufficient to make the payment of the Series A Preference Amount in full to all holders of the Series A Preference Shares, then the assets of the company shall be distributable ratably to the holders of the Series A Preference Shares in portion to the Series A Preference Amount to each such holder of the Series A Preference Shares would otherwise be entitled to receive.

(e)    After the full Series E Preference Amount, Series D Preference Amount, Series B Preference Amount and Series A Preference Amount have been paid (together, the “Preference Amount”), any remaining funds or assets of the Company legally available for distribution to shareholders shall be distributed pro rata among the holders of the Preference Shares (other than any Series D Preference Shares for which the Residual Amount has not been paid to the Company) (on an as-converted basis) together with the holders of the Ordinary Shares.

2.2    Notwithstanding any other provision of this Section 2, and subject to the consents or approvals required in Section 6, the Company may at any time, out of funds legally available therefor, repurchase options under the ESOP, Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its Subsidiaries, whether upon termination of their employment, services or otherwise, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Preference Shares shall have been declared.

2.3    In the event the Company proposes to distribute assets other than cash in connection with any Liquidating Transaction of the Company, the value of the assets to be distributed to the holders of Preference Shares and Ordinary Shares shall be determined in good faith by the liquidator, if one is appointed, or by the Board, if no liquidator is appointed. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)    If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day ending one (1) day prior to the distribution;

(b)    If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c)    If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board).

2.4    The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Section 2.3 to reflect the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a Liquidating Transaction, by the Board). The holders of at least a majority of the then issued and outstanding Series E Preference Shares, the holders of at least a majority of the then issued and outstanding Series D Preference Shares, the holders of at least a majority of the then issued and outstanding Series C Preference Shares, the holders of at least a majority of the then issued and outstanding Series B Preference Shares or the holders of at least a majority of the then issued and outstanding Series A Preference Shares, each voting separately as a single class, shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Section 2, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne by the Company.

SECTION 3

DIVIDENDS

3.1    No Dividends shall be made, declared or set aside, whether in cash, in property, or in any other Shares of the Company, with respect to any other class or series of Shares of the Company during any fiscal year, unless and until such distribution is approved and declared by the Board of Directors and at least a majority of all then issued and outstanding Series A Preference Shares, Series B Preference Shares, Series D Preference Shares and Series E Preference Shares, each voting separately as a single class.

3.2    Upon approval and declaration as set forth in Section 3.1, the holders of each Series E Preference Share shall be entitled to receive an amount equal to 8% of the Series E Issue Price payable out of funds or assets when and as such funds or assets become legally therefor on parity with each other, prior to and in preference to any dividend on the Series D Preference Shares, Series B Preference Shares, Series A Preference Shares, Series C Preference Shares and Ordinary Shares or any other class or series of Shares.

3.3    At such time when all accrued dividends in the amounts set forth in Section 3.2 above shall have been paid, the holders of each Series D Preference Share (other than any Series D Preference Shares for which the Residual Amount has not been paid to the Company) shall be entitled to receive an amount equal to 8% of the Adjusted Series D Issue Price, payable out of funds or assets when and as such funds or assets become legally therefor on parity with each other, prior to and in preference to any dividend on the Series B Preference Shares, Series A Preference Shares, Series C Preference Shares and Ordinary Shares or any other class or series of Shares.

3.4    At such time when all accrued dividends in the amounts set forth in Section 3.3 above shall have been paid, the holders of each Series B Preference Share shall be entitled to receive an amount equal to 8% of the Series B Issue Price, payable out of remaining funds or assets when and as such funds or assets become legally therefor on parity with each other, prior to and in preference to any dividend on the Series A Preference Shares, Series C Preference Shares, Ordinary Shares or any other class or series of Shares.

3.5    At such time when all accrued dividends in the amounts set forth in Section 3.4 above shall have been paid, the holders of each Series A Preference Share shall be entitled to receive an amount equal to 8% of the Series A Issue Price, payable out of remaining funds or assets when and as such funds or assets become legally therefor on parity with each other, prior to and in preference to any dividend on the Series C Preference Shares, Ordinary Shares or any other class or series of Shares.

3.6    Following the distribution in full of the amount as set forth in Section 3.5, any remaining Dividends shall be distributed on a pro rata basis to holders of the Preference Shares and Ordinary Shares on a fully diluted and as-if converted basis.

SECTION 4

REDEMPTION

4.1    The Preference Shares are redeemable as following

(a)    At any time and from time to time beginning upon the earlier of (i) the second (2nd) anniversary of the date of the Closing or such earlier date as any other series or class of Shares is redeemable, or (ii) the occurrence of a material breach of any of the warranties or undertakings specified in the Series B SPA, the Shareholders Agreement or the Series A SPA or other transaction documents contemplated therein, any holder of the Series B Preference Shares shall have an option to require the Company to redeem all or a portion of the issued and outstanding Series B Preference Shares held by such holder for a redemption price per Series B Preference Share equal to the greater of (x) 150% of the Series B Issue Price, plus all declared but unpaid dividends thereon to the date of redemption, proportionally adjusted for stock splits, stock dividends, and the like or (y) the fair market value of the Series B Preference Shares subject to redemption (exclusive of liquidity event, fire-sale or minority ownership discounts) as determined by an independent appraiser mutually agreeable to the Company and the holders of the Series B Preference Shares electing for such redemption (the “Series B Redemption Price”); provided that if the Company and the holders of such Series B Preference Shares cannot agree on an appraiser, the Company and such holders shall each select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such fair market value.

(b)    At any time and from time to time beginning upon the earlier of (i) the second (2nd) anniversary of the date of the Closing, or (ii) the occurrence of a material breach of any of the warranties or undertakings specified in the Series A SPA or other transaction documents contemplated therein, any holder of the Series A Preference Shares shall have an option to require the Company to redeem all or a portion of the issued and outstanding Series A Preference Shares held by such holder for a redemption price per Series A Preference Share equal to the greater of (x) 200% of the Series A Issue Price, plus all declared but unpaid dividends thereon to the date of redemption, proportionally adjusted for stock splits, stock dividends, and the like or (y) the fair market value of the Series A Preference Shares subject to redemption (exclusive of liquidity event, fire-sale or minority ownership discounts) as determined by an independent appraiser mutually agreeable to the Company and the holders of the Series A Preference Shares electing for such redemption (the “Series A Redemption Price”); provided that if the Company and the holders of such Series A Preference Shares cannot agree on an appraiser, the Company and such holders shall each select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such fair market value.

(c)    Any time and from time to time following the occurrence of any of the following:

(i)    on or after the second (2nd) anniversary of the date of the Closing;

(ii)    any Liquidating Transaction;

(iii)    Mr. Hsieh, Wing Hong Sammy ceasing to exert day-to-day management and operational control over the Company, Optimix Media Asia Limited, iClick Interactive Asia Limited, Diablo Holdings Corporation, Harmattan Capital Holdings Corporation or China Search (Asia) Limited; or

(iv)    any holder of the Series B Preference Shares or the Series A Preference Shares or Series D Preference Shares or Series E Preference Shares electing for redemption pursuant to Section 4.1(a) or Section 4.1(b) or Section 4.1(d) or Section 4.1(e), respectively, the holders of the Series C Preference Shares shall have an option to require the Company to redeem all (but not only some) of the issued and outstanding Series C Preference Shares held by all such holders for a redemption price per Series C Preference Share equal to 200% of the Series C Issue Price, proportionally adjusted for stock splits, stock dividends (the “Series C Redemption Price”).

(d)    Any time and from time to time beginning upon the earlier of any of the following:

(i)    on or after the second (2nd) anniversary of the date of the Closing;

(ii)    any Liquidating Transaction;

(iii)    Mr. Hsieh, Wing Hong Sammy ceasing to exert day-to-day management and operational control over the Company, Optimix Media Asia Limited, iClick Interactive Asia Limited, Diablo Holdings Corporation, Harmattan Capital Holdings Corporation or China Search (Asia) Limited;

(iv)    the occurrence of a material breach of any of the warranties or covenants specified in the Series D SPA or other transaction documents contemplated therein; or

(v)    any holder of the Series A Preference Shares, the Series B Preference Shares or the Series C Preference Shares electing for redemption pursuant to Section 4.1(a), 4.1(b) or 4.1(c), respectively;

the holders of the Series D Preference Shares (other than any Series D Preference Shares for which the Residual Amount has not been paid to the Company) shall have an option to require the Company to redeem all (but not only some) of the outstanding BF Purchased Shares and BF Compensation Shares (if any) held by BlueFocus (“BF Redemption Shares”) for a redemption price per Share at the higher of (a) a price reflecting an implied valuation (on a fully-diluted basis) of the Company at US$500 million, (b) the highest redemption price that would have been received by any other shareholder of the Company if their shares have become redeemable, proportionally adjusted for stock splits, stock dividends, and (c) a price reflecting the implied valuation (on a fully-diluted basis) of the Company used in any Liquidating Transaction (if applicable) (the “Series D Redemption Price”).

(e)    Any time and from time to time beginning upon the earlier of any of the following:

(i)    any Liquidating Transaction;

(ii)    the failure of the Company to achieve the following targets:

(x)    the audited consolidated revenues from the principal business (excluding any non-operating and non-recurring revenue) of the Group as of and for the twelve months ending on December 31, 2017 (the “2017 Financial Year”) being no less than US$200,000,000; and

(y)    the audited consolidated revenues from the principal business (excluding any non-operating and non-recurring revenue) of the Group as of and for the twelve months ending on December 31, 2018 (the “2018 Financial Year”) being no less than US$300,000,000.

For the purpose of assessing the above targets, as soon as practicable but in any event within four (4) months after December 31, 2017 or December 31, 2018, as applicable, the Company shall deliver to the Series E Investor the audited financial statements of the Group for such financial year prepared in accordance with US GAAP and audited by a Qualified Auditor.

(iii)    the termination of the employment with the relevant Group Company by Mr. Hsieh, Wing Hong Sammy, TANG Jian or Lee, Yanshu before the consummation of a Qualified IPO;

(iv)    the failure of the Company to consummate a Qualified IPO prior to or on June 30, 2018;

(v)    the occurrence of any material breach of any of the warranties or covenants specified in the Series E SPA or other transaction documents contemplated therein; or

(vi)    any holder of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares or Series D Preference Shares electing for redemption pursuant to Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) respectively;

the holders of the Series E Preference Shares shall have an option to require the Company to redeem all or a portion of the issued and outstanding Series E Preference Shares held by such holder for a redemption price per Series E Preference Share equal to the greater of (x) 100% of the Series E Issue Price, plus 9.5% annual compound interest thereon calculated from the Series E Original Issue Date to the date of receipt of the Series E Redemption Price, plus all declared but unpaid dividends thereon to the date of redemption, proportionally adjusted for stock splits, stock dividends, and the like, or (y) the highest redemption price that would have been received by any other shareholder of the Company if their shares have become redeemable, proportionally adjusted for stock splits, stock dividends, or (z) a price reflecting the implied valuation (on a fully-diluted basis) of the Company used in any Liquidating Transaction (if applicable) (the “Series E Redemption Price”).

4.2    Redemption Procedures.

(a)    In the event of such an election, the electing holder of Preference Shares shall provide a written notice (“Election Notice”) to the Company, upon which, the Company shall within seven (7) days deposit 100% of the total redemption price payable at the Redemption Date, assuming redemption of all then issued and outstanding Preference Shares, into an accredited bank account approved by the holders of majority of Series E Preference Shares (if any holder of the Series E Preference Shares is providing the Election Notice), or Series D Director (if any holder of the Series D Preference Shares is providing the Election Notice and no holder of the Series E Preference Share is providing the Election Notice), the Series B Director (if any holder of the Series B Preference Shares or the Series A Preference Shares is providing the Election Notice and no holder of the Series D Preference Shares or Series E Preference Shares is providing the Election Notice), or the SSG Director (if no holders of the Series E Preference Shares, the Series D Preference Shares, the Series B Preference Shares or the Series A Preference Shares provide an Election Notice). From and after receipt of any Election Notice, the Company shall immediately cease any payment or expenses or any distribution pursuant to Section 2 that may, upon the reasonable judgment of the Series A Director, the Series B Director, the Series D Director, the SSG Director or holders of majority of Series E Preference Shares, as applicable, result in the inability of the Company to meet its obligations at any subsequent Redemption Dates.

(b)    Within three (3) business days of the receipt of the Election Notice, the Company shall give written notice (the “Company Redemption Notice”) to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Preference Shares, at the address last shown on the records of the Company for such holder(s). The Company Redemption Notice shall (i) indicate the number of Shares to be submitted for redemption and direct the holders of such Shares to submit their share certificates to the Company on or before the scheduled date for such redemption, (ii) indicate that other holders of Preference Shares may elect to have all or a portion of their Preference Shares redeemed at the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price (provided that, in case of the Series C Preference Shares and BF Redemption Shares, redemption shall be in respect of all (but not only some) of the issued and outstanding Series C Preference Shares or BF Redemption Shares, as the case may be, and (iii) fix a date by which all elections for redemption from such holders must be received by the Company (which shall be not earlier than ten (10) business days after mailing of the Company Redemption Notice). The closing of the redemption of the Shares pursuant to this Section 4.2 (the “Redemption Date”) shall take place no later than thirty (30) days following the date of the relevant Election Notice.

(c)    Except as provided below, on or after the Redemption Date, (x) each holder of the Preference Shares for which an election of redemption has been submitted pursuant to Section 4.2(b) (the “Redemption Shares”) to be redeemed on such date shall surrender to the Company the certificate or certificates representing such Shares, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Series E Redemption Price, the Series D Redemption Price, the Series C Redemption Price, the Series B Redemption Price or the Series A Redemption Price, as applicable, of such Shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or to a holder other than such person, but only if the title of such holder to such certificate or certificates is established to the reasonable satisfaction of the Company, (y) the Company shall cancel each surrendered certificate or certificates, and (z) the Company shall issue a new certificate or certificates to each such holder of Redemption Shares representing the remaining number of unredeemed Shares to be held by such holder, provided that, if no certificate representing such Shares has been issued, the Series E Redemption Price, the Series D Redemption Price, the Series C Redemption Price, the Series B Redemption Price or the Series A Redemption Price, as applicable, shall be due and payable on the Redemption Date to the order of the person registered as the shareholder of such Shares in the Register of Members.

4.3    If the funds of the Company legally available for redemption of Redemption Shares on the Redemption Date are insufficient to redeem the total number of Redemption Shares to be redeemed on such date, those funds which are legally available will be paid (i) first to redeem all Series E Preference Shares requested to be redeemed at the Series E Redemption Price, (ii) second to redeem all BF Redemption Shares entitled and requested to be redeemed at the Series D Redemption Price, and then (iii) any remaining fund shall be paid to redeem the Series C Preference Shares, the Series B Preference Shares and the Series A Preference Shares entitled and requested to be redeemed on a pari passu basis in proportion to the respective full Redemption Price such Redemption Shares would otherwise have been entitled to receive. Redemption Shares not redeemed for lack of funds shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of Redemption Shares, such funds will immediately be used to pay off, if applicable, first to the holders of the Series E Preference Shares, second to the holders of the Series D Preference Shares, and then to the holders of the Series C Preference Shares, the Series B Preference Shares and the Series A Preference Shares entitled and requested to be redeemed that have not already been redeemed (on a pari passu basis in proportion to the respective full Redemption Price such Redemption Shares would otherwise have been entitled to receive).

4.4    In the event that the funds of the Company legally available for redemption on the Redemption Date are insufficient to redeem the total number of Redemption Shares to be redeemed on such date, then at the written direction of the majority of the holders of each class of Preference Shares that have elected for redemption but whose Preference Shares have not been redeemed in full (voting separately as a single class) and on an as-if-converted basis), (i) the aggregate Redemption Price that remains outstanding shall be automatically (without requirement for any resolution of the Board or of the Company in general meeting or consent of any Members and notwithstanding any other provisions herein) converted into debt payable by the Company to such holder of Preference Shares over a period of six (6) months or on another payment schedule mutually agreed by the Company and the respective redeeming party(ies), or (ii) the Company shall be liquidated immediately, provided that, in such liquidation:

(a)    (i) the holders of the Series A Preference Shares will be entitled to receive the higher of (x) the Series A Preference Amount and (y) (if the relevant Series A Preference Shares have been elected to be redeemed) the aggregate Redemption Price that remains outstanding in respect of such Series A Preference Shares, (ii) the holders of the Series B Preference Shares will be entitled to receive the higher of (x) the Series B Preference Amount and (y) (if the relevant Series B Preference Shares have been elected to be redeemed) the aggregate Redemption Price that remains outstanding in respect of such Series B Preference Shares, (iii) if the Series C Preference Shares have been elected to be redeemed, the holders of the Series C Preference Shares will be entitled to receive the aggregate Redemption Price that remains outstanding in respect of such Series C Preference Shares, (iv) the holders of the Series D Preference Shares will be entitled to receive the higher of (x) the Series D Preference Amount and (y) (if the BF Redemption Shares have been elected to be redeemed,) the aggregate Redemption Price that remains outstanding in respect of such BF Redemption Shares, and (v) the holders of the Series E Preference Shares will be entitled to receive the higher of (x) the Series E Preference Amount and (y) (if the relevant Series E Preference Shares have been elected to be redeemed) the aggregate Redemption Price that remains outstanding in respect of such Series E Preference Shares; and

(b)    distributions to the Members of the Company shall be made in the following order:

(i)    first, to the holders of the Preference Shares that have elected for redemption pursuant to Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(e), in such priority and in such proportion set out in Section 4.3, substituting the relevant Redemption Price with such amount they are entitled to pursuant to paragraph (a) above. For the avoidance of doubt, any Shares that have received the full amount to which they are entitled pursuant to paragraph (a) above shall be treated as redeemed and shall not be eligible to participate in any further distributions in the liquidation; and

(ii)    secondly, upon the full payment of the amount payable to the holders of the Preference Shares that have elected for redemption, to the other Members of the Company in accordance with the provisions of Section 2.1, provided that the Preference Amount payable to each Series A Preference Shares, Series B Preference Shares, Series D Preference Shares or Series E Preference Shares shall be substituted by such amount they are entitled to pursuant to paragraph (a) above.

4.5    For so long any Redemption Price in respect of the Preference Shares that have been elected for redemption remains outstanding, the holders of Ordinary Shares (for purposes of this Section 4.5 the definition of “Ordinary Shares” shall: (a) for so long as SSG I holds any SSG I Ordinary Shares, exclude the SSG I Ordinary Shares; (b) for so long as Igomax holds any Igomax Shares, exclude the Igomax Shares; (c) for so long as Zaffre holds any Zaffre Shares, exclude the Zaffre Shares; and (d) for so long as BAI holds any BAI Shares, exclude the BAI Shares) shall have pledged their Shares in the Company to the holders of the Preference Shares electing for redemption in the amount, based on the fair market value of the Company as determined by an independent appraiser mutually agreeable to the holders of Ordinary Shares and the holders of the Preference Shares electing for redemption, that is equal to the remaining redemption value of the Preference Shares elected to be redeemed (“Pledged Shares”); provided that if the holders of Ordinary Shares and the holders of the Preference Shares cannot agree on an appraiser, the holders of Ordinary Shares and the holders of the Preference Shares shall each select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such fair market value. Under such pledge the holders of Ordinary Shares will undertake to purchase such unredeemed Preference Shares within six (6) months after the date of the original redemption request, failing which certain number of the Pledged Shares with fair market value equal to the unredeemed Preference Shares at the end of the six (6)-month period shall be transferred to the holders of Preference Shares electing for redemption. In the event of the transfer of the Pledged Shares to such holders of Preference Shares, the Company shall continue to be obligated to redeem the remaining unpurchased Preference Shares as soon as the Company has legally available funds therefor, and such holders of Preference Shares shall transfer the Pledged Shares back to the holders of Ordinary Shares upon the full redemption of all the Preference Shares such holder elects to be redeemed.

SECTION 5

VOTING RIGHTS

5.1    Each holder of any Preference Shares shall be entitled to the number of votes equal to that number of Ordinary Shares into which such Preference Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the Company’s Memorandum and Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all Shares into which the Preference Shares held by each holder could be converted) shall be rounded upward to the nearest whole number.

SECTION 6

PROTECTIVE PROVISIONS

6.1    Approval of the Series A Preference Shares, the Series B Preference Shares and the Series D Preference Shares. For so long as Bertelsmann, Sumitomo and BlueFocus respectively holds no less than 448,801 Shares, 437,629 Shares and 808,835 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), in addition to any other vote or consent required elsewhere in the Memorandum and these Articles or by the Statute, the Company shall not, and Members of the Company shall procure that the Company and each of its Subsidiaries shall not (directly or by amendment, merger, consolidation, amalgamation, scheme of arrangement or otherwise) take any of the following actions (other than those in connection with a Non-Liquidation M&A) without the prior vote or written consent of the holders of at least 50% of the then issued and outstanding Series D Preference Shares, the holders of at least 50% of the then issued and outstanding Series B Preference Shares and the holders of at least 50% of the then issued and outstanding Series A Preference Shares, each voting separately as a single class.

(a)    to liquidate, dissolve or wind up the affairs of the Company, or effect any Liquidating Transaction;

(b)    to amend, alter, or repeal any provision of the Memorandum and Articles;

(c)    to create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A Preference Shares, the Series B Preference Shares or the Series D Preference Shares, or increase the authorized number of shares of the Series A Preference Shares, the Series B Preference Shares or the Series D Preference Shares or do any act which has the effect of diluting or reducing the effective shareholding of the holders of the Series A Preference Shares, the Series B Preference Shares or the Series D Preference Shares, provided that, no vote or written consent under this Section shall be required from the holders of Series D Shares before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual Amount (if any) in accordance with in these Articles after July 1, 2015;

(d)    to create, or issue of any debenture or any obligation convertible into, any securities convertible into, any option to purchase or subscribe for, or warrants exercisable for, Shares of the Company (other than grant stock options to employees or consultant as ESOP pursuant to the Shareholders Agreement);

(e)    to purchase or redeem or pay any dividend on any capital stock prior to the Series A Preference Shares, the Series B Preference Shares or the Series D Preference Shares (other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost), provided that, no vote or written consent under this Section shall be required from the holders of Series D Shares before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual Amount (if any) in accordance with these Articles after July 1, 2015;

(f)    to create or authorize the creation of any debt security (other than equipment leases or bank lines of credit) unless such debt security has received the prior approval of the Board, including the approval of the Series A Director, the Series B Director and the Series D Director;

(g)    to increase or decrease the size of the Board;

(h)    to approve any change in the business scope or activities of the Company;

(i)    to take actions subject to other protective provisions to be set forth in the definitive agreements in connection with the Series A financing, the Series B financing or the Series D financing;

(j)    to approve and change any compensation package of the management of the Company, including but not limited to the chief executive officer, general manager, and any other key employee; and

(k)    to agree or undertake to do any of the foregoing.

6.1A    Approval of Series C Preference Shares. For so long as SSG II holds no less than 399,796 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), in addition to any other vote or consent required elsewhere in the Memorandum and these Articles or by the Statute, the Company shall not, and Members of the Company shall procure that the Company and each of its Subsidiaries shall not take any of the following actions (other than those in connection with an Non-Liquidation M&A) without the prior vote or written consent of the holders of at least 50% of the then issued and outstanding Series C Preference Shares:

(a)    to liquidate, dissolve or wind up the affairs of the Company, or effect any Liquidating Transaction;

(b)    to amend, alter, or repeal any provision of the Memorandum and Articles,

(c)    to increase or decrease the size of the Board; and

(d)    to agree or undertake to do any of the foregoing.

6.1B    Approval of Series E Preference Shares. For so long as SWHY holds any Shares, in addition to any other vote or consent required elsewhere in the Memorandum and these Articles or by the Statute, the Company shall not, and Members of the Company shall procure that the Company and each of its Subsidiaries shall not take any of the following actions (other than those in connection with an Non-Liquidation M&A) without the prior affirmative vote or written consent of the holders of at least 50% of the then issued and outstanding Series E Preference Shares:

(a)    to liquidate, dissolve or wind up the affairs of the Company, or effect any Liquidating Transaction;

(b)    to amend, alter, or repeal any provision of the Memorandum and Articles;

(c)    to create, or issue of any debenture or any obligation convertible into, any securities convertible into, any option to purchase or subscribe for, or warrants exercisable for, Shares of the Company (other than grant stock options to employees or consultant as ESOP pursuant to the Shareholders Agreement);

(d)    to purchase or redeem or pay any dividend on any capital stock prior to the Series A Preference Shares, the Series B Preference Shares, the Series D Preference Shares or the Series E Preference Shares (other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost);

(e)    to create or authorize the creation of any debt security (other than equipment leases or bank lines of credit) unless such debt security has received the prior approval of the Board, including the approval of the Series A Director, the Series B Director and the Series D Director;

(f)    to increase or decrease the size of the Board;

(g)    to approve any change in the business scope or activities of the Company;

(h)    to take actions subject to other protective provisions to be set forth in the definitive agreements in connection with the Series E financing; and

(i)    to agree or undertake to do any of the foregoing.

6.2    Approval by the Board. For so long as any Series A Preference Shares, Series Preference B Shares or Series D Preference Shares remain outstanding and Bertelsmann, Sumitomo and BlueFocus respectively holds no less than 448,801 Shares, 437,629 Shares and 808,835 Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), the Company shall not take any of the following actions (other than those in connection with a Non-Liquidation M&A) without 2/3 consent of the Board, including consent by the Series A Director, the Series B Director and the Series D Director:

(a)    to adopt or amend the Articles of Association or similar constitutive documents of any of the Group Companies, provided that, no vote or written consent under this Section shall be required from the Series D Director before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual Amount (if any) in accordance with these Articles after July 1, 2015;

(b)    to make any filing with respect to any of the Group Companies for the appointment of a receiver, administrator or other form of external manager for the winding up, liquidation, bankruptcy or insolvency of any of the Group Companies, or the passing of any resolution in respect of the same or any other forms of voluntary liquidation, dissolution or winding up of any of the Group Companies;

(c)    to effect any merger, spin-off, consolidation, scheme of arrangement, reorganization or sale of all or substantially all of the assets of any of the Group Companies;

(d)    to declare or pay any dividend by, or the making of any distribution on or with respect to the shares or any other share capital of, any of Group Companies;

(e)    to make any increase or decrease in capital, or any purchase or redemption of any shares of any of Group Companies; provided that, no vote or written consent under this Section shall be required from the Series D Director before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual Amount (if any) in accordance with these Articles after July 1, 2015;

(f)    to make any investment in excess of HK$3,000,000 (or its equivalent in other currency) in the aggregate in the same financial year or in any non-core business investments, or any acquisition of assets or equity interests inside or outside the PRC and Hong Kong SAR;

(g)    to adopt annual budget, or any material change annual budget, or to engage in any new line of business of the Company or any of its subsidiaries;

(h)    to appoint and remove the chief executive officer, the chief financial officer, general manager, legal representative, vice-president or any key employee of any Group Company;

(i)    to appoint or change of the auditors of any of the Group Companies;

(j)    to grant any indemnity or guarantee, security, or rights having similar or like economic effect over all or any part of the assets or rights of any of Group Company (or by any Founder of its equity interest in any Group Company), except for the purpose of securing borrowings from banks in the ordinary course of business not exceeding HK$3,000,000 in the aggregate (or its equivalent in other currency);

(k)    to change in the business scope or activities of any of any Group Company;

(l)    to adopt or amend any terms of, any of stock option or any bonus or profit sharing scheme;

(m)    to authorize or incur any capital expenditure in excess of HK$5,000,000 for a single purchase or in aggregate more than HK$10,000,000 within the same financial year of the Company;

(n)    to acquire or form any subsidiary or acquire the whole or any substantial part of the undertakings, assets or business of any other company or any entity or any entry into any joint venture or partnership with any other entity or any enter into any merger, consolidation or restructure;

(o)    to enter into any contract, agreement or transaction between the Company or any Subsidiary and any of its directors, officers or shareholders (or their respective affiliates), including without limitation, any loans, credits, undertakings and benefits in favour of such persons and any amendment or termination of any contract, agreement or transaction previously approved by the Board or the holders of the Series A Preference Shares and the Series B Preference Shares;

(p)    to sell or dispose of the whole or a substantial part of the good will or the assets of the Company and/or any Subsidiary;

(q)    to amend or change the existing accounting policies or the financial year of the Company;

(r)    to increase the aggregate compensation (including all benefits and bonus) of any of the five most highly compensated employees or officers of the Company and any Subsidiary by more than 50% in any twelve-month period;

(s)    to borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business

(t)    to sell, transfer, license, charge, encumber or otherwise dispose of all or substantially all of the trademarks, patents, copyrights or other intellectual property owned by the Company and/or Subsidiary;

(u)    to transfer any shares in the Company or any of its Subsidiaries; provided that, no vote or written consent under this Section shall be required from the Series D Director before the Company may enforce any paramount lien on, make a call on or forfeit any Shares held by BlueFocus representing the unpaid Residual amount (if any) in accordance with these Articles after July 1, 2015;

(v)    to enter into any transaction outside of the Company’s ordinary course of business; and

(w)    to agree or undertake to do any of the foregoing.

6.2A    Approval by the OptAim Director. For so long as any Igomax Shares remain outstanding and Igomax holds no less than 5% of the Igomax Shares (subject to adjustments made for share split, subdivision, consolidation, reorganization and the like events), the Company shall not take any of the following actions without the consent by OptAim Director:

(a)    to adopt or amend the Memorandum and Articles or similar constitutive documents of OptAim Ltd. and any of the OptAim Subsidiaries;

(b)    to effect any merger, spin-off, consolidation, scheme of arrangement, reorganization or sale of all or substantially all of the assets of OptAim Ltd. and/or the OptAim Subsidiaries;

(c)    to transfer any shares in OptAim Ltd. and/or the OptAim Subsidiaries or to sell, transfer, license, charge, encumber or otherwise dispose of all or substantially all of the trademarks, patents, copyrights or other intellectual property owned by OptAim Ltd. and/or the OptAim Subsidiaries;

(d)    to adopt or amend or terminate any terms of, any of stock option or any bonus or profit sharing scheme, which are applied to the employees of OptAim Ltd. and/or the OptAim Subsidiaries;

(e)    to adopt annual budget, or any material change annual budget, or to engage in any new line of business of OptAim Ltd. and any of the OptAim Subsidiaries;

(f)    to grant any indemnity or guarantee, security, or rights having similar or like economic effect over all or any part of the assets or rights of OptAim Ltd. and any of the OptAim Subsidiaries, except for the purpose of securing borrowings from banks in the ordinary course of business not exceeding HK$3,000,000 in the aggregate (or its equivalent in other currency);

(g)    to initiate the first firm commitment underwritten registered public offering by the Company which is not an Igomax QIPO;

(h)    to remove TANG Jian from the chief executive officer and a director of OptAim Ltd. and any of the OptAim Subsidiaries; and

(i)    to agree or undertake to do any of the foregoing.

6.3    The powers mandated to the Board of Directors in Section 6.2 above are irrevocably mandated by the holders of Shares of the Company to the Board of Directors and shall not be revoked or rescinded in any case unless with the consent of holders of at least a majority of all issued and outstanding Ordinary Shares, holders of at least a majority of all issued and outstanding Series A Preference Shares, holders of at least a majority of all issued and outstanding Series B Preference Shares, holders of at least a majority of all issued and outstanding Series C Preference Shares and holders of at least a majority of all issued and outstanding Series D Preference Shares, each voting separately as a single class. Further, the powers mandated to the OptAim Director in Section 6.2A above are irrevocably mandated by the holders of Shares of the Company to the OptAim Director, and shall not be revoked or rescinded in any case unless with the consent of Igomax.

6.4    Subsidiaries. The protective provisions set forth in Section 6.1, Section 6.1A, Section 6.1B and Section 6.2 shall apply to all Subsidiaries and Controlled affiliates of the Company with respect to actions listed therein or any equivalent actions.

SECTION 7

PUT OPTION

7.1    If a Qualified IPO has not been consummated by the second (2nd) anniversary of the Closing (the “QIPO Put Trigger Date”), BlueFocus shall have an option (the “QIPO Put Option”), so long as BlueFocus has paid the Residual Amount to the Company by July 1, 2015, exercisable by providing a written notice to the Company (the “Put Exercise Notice”), to require the Company to, subject to Section 7.2 of Schedule 1 hereof, repurchase all (but not only some) of the BF Purchased Shares and BF Compensation Shares (if any) held by BlueFocus (collectively, the “Put Shares”) on or prior to the date of the Put Exercise Notice by paying to BlueFocus a put price per such Put Share (the “QIPO Put Price”) an amount in cash in U.S. dollars equal to the sum of, (i) with respect to each Put Share that is a Series D Preference Share, the Adjusted Series D Issue Price, and with respect to each Put Share that is an Ordinary Share, the Adjusted Ordinary Issue Price, in each case as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and (ii) any accrued interest on the Adjusted Series D Issue Price (with respect to each Put Share that is a Series D Preference Share), or Adjusted Ordinary Issue Price (with respect to each Put Share that is an Ordinary Share), at the Put Option Interest Rate (such interest to be calculated on the basis of the actual number of days elapsed and a 360-day year, to accrue from day to day from the date the subscription price for such Put Share has been paid to the Company in full, and exclude all previous declared or paid dividends on such Put Share). Following the delivery of the Put Exercise Notice, the Company and BlueFocus shall discuss a mutually-acceptable closing date for the sale of the Put Shares, which shall be subject to compliance with Law and in no event be later than ninety (90) days following the date of the delivery of the Put Exercise Notice. If BlueFocus exercises the QIPO Put Option, then on the closing date of the sale of the Put Shares, BlueFocus shall, against payment of the QIPO Put Price, deliver to the Company certificates representing the Put Shares, duly endorsed for transfer to the Company. In connection with the sale of the Put Shares, BlueFocus shall represent and warrant to the Company that (i) it has full power and authority to transfer the Put Shares, (ii) the transfer of the Put Shares has been duly authorized by BlueFocus, (iii) the execution of the documents related to the transfer is enforceable against BlueFocus, and the performance by BlueFocus of its obligations with respect to the transfer of the Put Shares does not conflict with its constitutional documents or applicable Law and (iv) the Put Shares are owned beneficially and of record by BlueFocus and are transferred free from all liens. If the Company fails to close the sale of the Put Shares within ninety (90) days following the date of the delivery of the Put Exercise Notice, BlueFocus may by notice in writing to the Company, initiate a sale of the Company by selecting an international investment bank, which shall be subject to the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), to represent the Members in a sale of the Company on the open market to an independent third party for the highest price reasonably obtainable on normal market terms, and all fees and expenses of such investment bank and other professional advisers shall be shared by the Members on a pro rata basis. Proceeds from such sale shall be distributed (i) first to pay for the Company’s obligation under the Put Exercise Notice and then (ii) any remaining fund shall be paid in accordance with Section 2 if there has been a Liquidating Transaction. After full payment of the QIPO Put Price for all of the Put Shares, BlueFocus shall not be entitled to any further payment under Section 2 or Section 4 of Schedule 1 hereof with respect to the Put Shares.

7.2    Notwithstanding Section 7.1 of Schedule 1 hereof:

(a)    the QIPO Put Option shall terminate upon the earlier of (i) the closing of a QIPO, and (ii) the consummation of a Non-Liquidation M&A; and

(b)    the QIPO Put Trigger Date shall be automatically extended for an additional one-year period if (i) the Revenue Target for the financial year ended December 31, 2015 has been met; (ii) the consolidated net profit of the Group (before deduction of any expenses relating to an IPO) as shown in the financial statements of the Group for the financial year ended December 31, 2015 prepared in accordance with US GAAP and audited by a Qualified Auditor shall be positive, and (iii) there has been an increase of at least 30% of the consolidated net profit and consolidated revenue of the Group as shown in the financial statements of the Group for the financial year ended December 31, 2016 prepared in accordance with US GAAP and audited by a Qualified Auditor as compared to those for the financial year ended December 31, 2015.

SECTION 8

PRE-EMPTIVE RIGHT

8.1    Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give Series E Investor a written notice (an “Issuance Notice”) of such intention, describing (i) the type of New Securities, (ii) the identity of the prospective transferee, and (iii) the price and the general terms upon which the Company proposes to issue the same. Series E Investor shall have thirty (30) days after the receipt of the Issuance Notice to agree to purchase all or a portion of such New Securities for the price and upon the terms specified in the Issuance Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (“First Pre-emptive Rights”).

8.2    Second Pre-emptive Notice. If Series E Investor fails to exercise its First Pre-emptive Rights to purchase all of the New Securities specified in the Issuance Notice, the Company shall, within five (5) days after the expiration of the thirty (30) day period described in the Issuance Notice, deliver a written notice (“Second Pre-emptive Notice”) specifying the aggregate number of New Securities that remain unpurchased by Series E Investor following the procedures set out in Section 8.1 (the “Remaining Securities”) to Series D Investor who shall have a right to purchase all or a portion of the Remaining Securities by notifying the Company in writing within thirty (30) days after receipt of the Second Pre-emptive Notice from the Company (“Second Pre-emptive Rights”).

8.3    Third Pre-emptive Notice. If Series D Investor fails to exercise its Second Pre-emptive Rights to purchase all Remaining Securities, the Company shall, within five (5) days after the expiration of the thirty (30) day period described in the Second Pre-emptive Notice, deliver a written notice (“Third Pre-emptive Notice”) specifying the number of Remaining Securities that remain unpurchased by Series D Investor following the procedures set out in Section 8.2 (the “Second Remaining Securities”) to each holder of Series A Preference Shares and Series B Preference Shares (“Third Pre-emptive Holders”) who shall have a right to purchase up to such Third Pre-emptive Holder’s Pro-Rata Share (and any overallotment, as provided below in Section 8.4 of any Second Remaining Securities by giving written notice to the Company within ten (10) days after the receipt of the Third Pre-emptive Notice. Each Third Pre-emptive Holder’s “Pro-Rata Share” for purposes of this Sections 8.3 and 8.4 shall be equal to the Second Remaining Securities multiplied by a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Third Pre-emptive Holder (on a fully diluted and as converted basis) and the denominator of which shall be the total number of Ordinary Shares held by all of the Third Pre-emptive Holders (on a fully diluted and as converted basis), on the date of the Third Pre-emptive Notice.

8.4    Overallotment. If any Third Pre-emptive Holder fails to exercise its right to purchase its full Pro Rata Share of any Second Remaining Securities (each, a “Non-Exercising Holder”), the Company shall, within five (5) days after the expiration of the ten (10) day period described in the Third Pre-emptive Notice, deliver a written notice (“Overallotment Notice”) specifying the aggregate number of unpurchased Second Remaining Securities that were eligible for purchase by all Non-Exercising Holders (the “Third Remaining Securities”) to each Third Pre-emptive Holder that exercised its right to purchase its full Pro Rata Share of the Second Remaining Securities (each, an “Exercising Holder”). Each Exercising Holder shall have a right of overallotment, and may exercise an additional right to purchase the Third Remaining Securities by notifying the Company in writing within ten (10) days after receipt of the Overallotment Notice; provided, however, that if the Exercising Holders desire to purchase in aggregate more than the total number of Third Remaining Securities, then the Third Remaining Securities will be allocated to the extent necessary among such Exercising Holders in accordance with their relative Pro Rata Shares.

8.5    Fourth Pre-emptive Notice. Within five (5) days after the expiration of the ten (10) day period described in the Third Pre-emptive Notice or the Overallotment Notice, as applicable, the Company shall deliver a written notice (“Fourth Pre-emptive Notice”) specifying the aggregate number of Third Remaining Securities that remain unpurchased by the Third Pre-emptive Holders following the procedures set out in Section 8.3 and Section 8.4 (the “Fourth Remaining Securities”) to Series C Investor who shall have a right to purchase all or a portion of the Fourth Remaining Securities by notifying the Company in writing within ten (10) days after receipt of the Fourth Pre-emptive Notice from the Company.

8.6    Fifth Pre-emptive Notice. Within five (5) days after the expiration of the ten (10) day period described in the Fourth Pre-emptive Notice, the Company shall deliver a written notice (“Fifth Pre-emptive Notice”) specifying the aggregate number of Fourth Remaining Securities that remain unpurchased by Series C Investor following the procedures set out in Section 8.5 (the “Fifth Remaining Securities”) to the Ordinary Investors (other than any Ordinary Investor who is also the Series D Investor or a Third Pre-emptive Holder) who shall have a right to purchase the Fifth Remaining Securities (“Qualifying Ordinary Investor”), and each Qualifying Ordinary Investor may exercise its right to purchase the Fifth Remaining Securities on a pro-rata basis (based on the aggregate number of Ordinary Shares held by such Qualifying Ordinary Investor (on a fully diluted and as converted basis) in relation to the total number of Ordinary Shares held by all Qualifying Ordinary Investors (on a fully diluted and as converted basis) on the date of the Fifth Pre-emptive Notice by notifying the Company in writing within ten (10) days after receipt of the Fifth Pre-emptive Notice from the Company.

8.7    Sales by the Company. Within a period of ninety (90) days following the expiration of the last of ten (10) day period as described in the Fifth Pre-emptive Notice, the Company may sell any New Securities with respect to which the Series E Investor’s, the Series D Investor’s, the Third Pre-emptive Holders’, the Series C Investor’s and the Ordinary Investors’ rights under this Section 8 were not exercised, to the purchasers identified in the Issuance Notice and at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Series E Investor, the Series D Investor, the Third Pre-emptive Holders, the Series C Investor and the Ordinary Investors in the manner provided in this Section 8.

8.8    Termination of Preemptive Rights. The preemptive rights in this Section 8 shall terminate on the earlier of (i) the closing of the Qualified IPO, (ii) the consummation of a Liquidating Transaction and (iii) the consummation of a Non-Liquidation M&A.

8.9    Nothing in this Section 8 shall give any holder of Ordinary Share that is not an Ordinary Investor any preemptive rights over the New Securities.

SECTION 9

PROHIBITION ON TRANSFER OF SHARES

9.1    The Founders and the Management shall not directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way (“Transfer”) any Shares owned or held by such Founder or Management, unless otherwise approved in writing by the holders of a majority of then issued and outstanding Series E Preference Shares, the holders of a majority of then issued and outstanding Series D Preference Shares (with respect to any Transfer by the Founders, Mr. Tran Kwok Wai Robert and Big Tooth Corporation only), the holders holding a majority of then issued and outstanding Series B Preference Shares and the holders holding a majority of then issued and outstanding Series A Preference Shares (each voting as a separate class). Upon such approval, such Transfer may be conducted subject to compliance with Section 10, 11, 12, and 13.

9.2    No Principal, regardless of such Principal’s employment status with the Company, shall Transfer all or any part of any interest in any Shares now or hereafter owned or held by such Principal, unless otherwise approved in writing by the holders holding a majority of then issued and outstanding Series B Preference Shares and the holders holding a majority of then issued and outstanding Series A Preference Shares (each voting as a separate class). Upon such approval, such Transfer may be conducted subject to compliance with Sections 10, 11, 12 and 13.

9.3    Any Transfer of Shares not made in compliance with this Section or the Shareholders Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

SECTION 10

RIGHTS OF FIRST REFUSAL

10.1    Transfer Notice. Subject to Section 13, if any Principal proposes to make any Transfer of any Equity Securities (such holder, a “Transferor”) to one or more third parties that are not Affiliates of such Transferor (or otherwise related to such Transferor through common ownership or Control), then the Transferor shall give the Company, Series E Investor and Series D Investor written notice of the Transferor’s intention to make such Transfer (the “Transfer Notice”), which shall include (a) a description of the Equity Securities to be transferred (the “Offered Shares”), (b) the identity of the prospective transferee and (c) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

10.2    Company’s Option. The Company shall have an option for a period of ten (10) days following its receipt of the Transfer Notice (the “Company’s Option Period”) to elect to purchase all or a portion of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Series E Investor in writing before the expiration of the Company’s Option Period as to the number of such Offered Shares that it wishes to purchase. Within ten (10) days after expiration of the Company’s Option Period, the Transferor shall deliver a written notice to Series E Investor (the “Second Notice”) setting forth the number of Offered Shares, if any, which the Company did not elect to purchase.

10.3    Series E Investor’s Option. The Series E Investor shall have an option for a period of ten (10) days following receipt of the Second Notice (the “Series E Investor’s Option Period”) to elect to purchase all or any portion of the Offered Shares which the Company did not elect to purchase pursuant to Section 10.2 at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before the expiration of the Series E Investor’s Option Period of the number of such Offered Shares that it wishes to purchase. Within three (3) days after expiration of the Series E Investor’s Option Period, the Transferor shall deliver written notice to Series D Investor (the “Third Notice”) setting forth the number of Offered Shares, if any, which the Series E Investor did not elect to purchase. Subject to applicable securities Laws, the Series E Investor shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that the Series E Investor notifies the Company and the Transferor in writing.

10.4    Series D Investor’s Option. The Series D Investor shall have an option for a period of ten (10) days following receipt of the Third Notice (the “Series D Investor’s Option Period”) to elect to purchase all or any portion of the Offered Shares which the Series E Investor did not elect to purchase pursuant to Section 10.3 at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before the expiration of the Series D Investor’s Option Period of the number of such Offered Shares that it wishes to purchase. Within three (3) days after expiration of the Series D Investor’s Option Period, the Transferor shall deliver written notice to the A and B Holders (the “Fourth Notice”) setting forth the number of Offered Shares, if any, which the Series D Investor did not elect to purchase.

10.5    A and B Holders’ Option.

(a)    Each A and B Holder shall have an option for a period of ten (10) days following receipt of the Fourth Notice (the “A and B Holders’ Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Shares which the Series D Investor did not elect to purchase pursuant to Section 10.4 at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the A and B Holders’ Option Period as to the number of such Offered Shares that it wishes to purchase.

(b)    For the purposes of this Section 10.5, each such A and B Holder’s “Pro Rata Share” of the Offered Shares shall be equal to (i) the total number of Offered Shares which the Series D Investor did not elect to purchase pursuant to Section 10.4, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Conversion Shares held by such A and B Holder on the date of the Fourth Notice and the denominator of which shall be the total number of Conversion Shares held by all A and B Holders on the date of the Fourth Notice.

(c)    If any such A and B Holder fails to exercise its right to purchase its full Pro Rata Share of the available Offered Shares, the Transferor shall deliver written notice (the “Fifth Notice”) within five (5) days after the expiration of the A and B Holders’ Option Period to the Company and each A and B Holder that elected to purchase its entire Pro Rata Share of the Offered Shares (an “Exercising Shareholder”). The Exercising Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten (10) days after receipt of the Fifth Notice; provided, however, that if the Exercising Shareholders desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then such unpurchased Offered Shares will be allocated to the extent necessary among the Exercising Shareholders in accordance with their relative Pro Rata Shares.

(d)    Subject to applicable securities Laws, each such A and B Holder shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such A and B Holder notifies the Company and the Transferor in writing.

(e)    Within three (3) days after expiration of the A and B Holders’ Option Period, the Transferor shall deliver a written notice to the Series C Investor (the “Sixth Notice”) setting forth the number of Offered Shares, if any, which the A and B Holders did not elect to purchase.

10.6    Series C Investor’s Option. The Series C Investor shall have an option for a period of ten (10) days following receipt of the Sixth Notice (the “Series C Investor’s Option Period”) to elect to purchase all or any portion of the Offered Shares which the the A and B Holders did not elect to purchase pursuant to Section 10.5, at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before the expiration of the Series C Investor’s Option Period of the number of such Offered Shares that it wishes to purchase. Within three (3) days after expiration of the Series C Investor’s Option Period, the Transferor shall deliver written notice to the Ordinary Investors (the “Seventh Notice”) setting forth the number of Offered Shares, if any, which the Series C Investor did not elect to purchase.

10.7    Ordinary Investors’ Option. Each Ordinary Investor shall have an option for a period of ten (10) days following receipt of the Seventh Notice (the “Ordinary Investors’ Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Shares which the Series C Investor did not elect to purchase pursuant to Section 10.6 at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before the expiration of the Ordinary Investors’ Option Period of the number of Offered Shares that it wishes to purchase. For the purposes of this Section 10.7, each Ordinary Investor’s “Pro Rata Share” of the Offered Shares shall be equal to (x) the total number of Offered Shares which the Series C Investor did not elect to purchase pursuant to Section 10.6, multiplied by (y) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Ordinary Investor other than any Ordinary Investor who is also the Series D Investor or A and B Holder (on a fully-diluted basis) on the date of the Seventh Notice and the denominator of which shall be the total number of Ordinary Shares held by all such Ordinary Investors (on a fully-diluted basis) on the date of the Seventh Notice.

10.8    Procedure. If the Company and/or the Series E Investor and/or the Series D Investor and/or any A and B Holder and/or the Series C Investor and/or any Ordinary Investor gives the Transferor notice that it desires to purchase Offered Shares, and, as the case may be, its re-allotment, then payment for the Offered Shares to be purchased shall be by wire transfer in immediately available funds of the appropriate currency, against allotment of such Offered Shares to be purchased, at a place agreed to by the Transferor, the Company, and all the participating Series E Investor, Series D Investor, A and B Holders and/or Series C Investor and/or Ordinary Investors and at the time of the scheduled closing therefor, no later than thirty (30) days after the expiration of the Company’s Option Period, the Series E Investor’s Option Period, the Series D Investor’s Option Period, the A and B Holders’ Option Period, the Series C Investor’s Option Period and the Ordinary Investors’ Option period, as applicable, unless the Transfer Notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 10.9. The Transferor shall have the right to terminate or withdraw any Transfer Notice and any intent to Transfer Offered Shares at any time, whether or not the Company and/or the Series E Investor and/or the Series D Investor, and/or A and B Holder and/or the Series C Investor and/or any Ordinary Investor has elected to purchase under this Section 10 any Offered Shares offered thereby.

10.9    Valuation of Property.

(a)    Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company, the Series E Investor, the Series D Investor, the A and B Holders, the Series C Investor and/or the Ordinary Investors shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(b)    If the Transferor, the Company and the Series E Investor cannot agree on such fair market value within the Series E Investor’s Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Transferor, the Company (if the Company has elected to purchase any Offered Shares), and the Series E Investor (if the Series E Investor has elected to purchase any Offered Shares) or, if they cannot agree on an appraiser within the Company’s Option Period (or the Series E Investor’s Option Period if the Company does not elect to purchase all Offered Shares), each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(c)    The cost of such appraisal shall be shared equally by the Transferor, on the one hand, and the Company and the Series E Investor (if Series E Investor has elected to purchase any Offered Shares), on the other hand, with the portion of the cost borne by the Company and the Series E Investor to be borne pro rata by the Company and the Series E Investor based on the number of Offered Shares such Party has elected to purchase pursuant to this Section 10.

(d)    If the value of the purchase price offered by the prospective transferee is not determined within the thirty (30) day period specified in Section 10.8 above, the closing of the purchase of Offered Shares by the Company and/or the Series E Investor shall be held on or prior to the fifth (5th) business day after such valuation shall have been made pursuant to this Section 10.9.

(e)    If the Third Notice has been issued and the fair market value of such property has not been agreed or determined by the Transferor, the Company and the Series E Investor pursuant to paragraphs (b) to (d) above, the Transferor, the Company and Series D Investor shall agree or determine such fair market value on substantially the same terms as set out in paragraphs (b) to (d) mutatis mutandis, by replacing all references to “Series E Investor” by “Series D Investor” and all references to “Series E Investor’s Option Period” by “Series D Investor’s Option Period”.

(f)    If the Fourth Notice has been issued and the fair market value of such property has not been agreed or determined by the Transferor, the Company, the Series E Investor and the Series D Investor pursuant to paragraphs (b) to (e) above, the Transferor, the Company and the A and B Holders shall agree or determine such fair market value on substantially the same terms as set out in paragraphs (b) to (d) mutatis mutandis, by replacing all references to “Series E Investor” by “A and B Holders” and all references to “Series E Investor’s Option Period” by “A and B Holders’ Option Period”.

(g)    If the Sixth Notice has been issued and the fair market value of such property has not been agreed or determined by the Transferor, the Company, the Series E Investor, the Series D Investor, and the A and B Holders pursuant to paragraphs (b) to (f) above, the Transferor, the Company and Series C Investor shall agree or determine such fair market value on substantially the same terms as set out in paragraphs (b) to (d), mutatis mutandis, by replacing all references to “Series E Investor” by “Series C Investor” and all references to “Series E Investor’s Option Period” by “Series C Investor’s Option Period”.

(h)    If the Seventh Notice has been issued and the fair market value of such property has not been agreed or determined by the Transferor, the Company, the Series E Investor, the Series D Investor, the A and B Holders and/or the Series C Investor pursuant to paragraphs (b) to (g) above, the Transferor, the Company and the Ordinary Investors shall agree or determine such fair market value on substantially the same terms as set out in paragraphs (b) to (d), mutatis mutandis, by replacing all references to “Series E Investor” by “Ordinary Investors” and all references to “Series E Investor’s Option Period” by “Ordinary Investors’ Option Period”.

10.10    Nothing in this Section 10 shall give an Ordinary Shareholder that is not an Ordinary Investor any right of first-refusal over the Offered Shares.

SECTION 11 RIGHT OF CO-SALE

11.1    In the event that the Company and/or the Series E Investor and/or the Series D Investor and/or the A and B Holders and/or the Series C Investor and/or the Ordinary Investors do not exercise their respective rights of first refusal as to all of the Equity Securities proposed to be sold by any Transferor pursuant to Section 10, the Transferor shall within five (5) days upon the expiration of the Ordinary Investors’ Option Period give a written notice (“Co-Sale Notice”) to each of the Series E Investor, Series D Investor, the A and B Holders, the Series C Investor and the Ordinary Investors who did not exercise its right of first refusal pursuant to Section 10. The Series E Investor, if it did not exercise its right of first refusal under Section 10.3, shall have a right to participate in the sale of Equity Securities by the Transferor on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable to the Transferor) by notifying the Transferor in writing within ten (10) days following the receipt of the Co-Sale Notice indicating the number of Equity Securities the Selling Shareholder wishes to sell under its right to participate. To the extent the Series E Investor exercises such right of participation (“Selling Shareholder”) in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

11.2    The total number of Equity Securities that the Selling Shareholder may elect to sell shall be equal to the product of (i) the aggregate number of the Offered Shares not purchased by the Company, Series E Investor, Series D Investor, the A and B Holders, Series C Investor and Ordinary Investors following the exercise or expiration of all rights of first refusal pursuant to Section 10 hereof, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by the Selling Shareholder on the date of the Co-Sale Notice and the denominator of which is the total number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by the Transferor and the Selling Shareholder on the date of the Co-Sale Notice.

11.3    The Selling Shareholder shall effect its participation in the sale by promptly delivering to the Transferor, for Transfer to the prospective purchaser, a duly executed share transfer form and one or more certificates, which represent the type and number of Equity Securities which the Selling Shareholder elects to sell; provided, however, that if the prospective third party purchaser objects to the delivery of Equity Securities in lieu of Ordinary Shares, the Selling Shareholder shall only allot and deliver Ordinary Shares (and therefore shall convert any such Equity Securities into Ordinary Shares) and certificates corresponding to such Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual Transfer of such shares to the purchaser and contingent on such Transfer.

11.4    The share certificate or certificates that the Selling Shareholder delivers to the Transferor pursuant to Section 11.3 shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to the Selling Shareholder that portion of the sale proceeds to which the Selling Shareholder is entitled by reason of its participation in such sale.

11.5    To the extent that any prospective purchaser prohibits the participation of the Selling Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from the Selling Shareholder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from the Selling Shareholder such shares or other securities that Selling Shareholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

11.6    In the event that the Series E Investor does not exercise its respective rights of co-sale pursuant to Sections 11.1 to 11.5 as to the total number of Equity Securities permitted to be sold pursuant to Section 11.2, the Series D Investor if it did not exercise its right of first refusal under Section 10.4 may then participate in the sale of the balance of such Equity Securities proposed to be sold by the Transferor (the “Series D Co-Sale Shares”). The total number of Equity Securities that the Series D Investor may elect to sell shall be equal to the product of (i) the total number of Series D Co-Sale Shares, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by the Series D Investor on the date of the Co-Sale Notice and the denominator of which is the total number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by the Transferor and the Series D Investor on the date of the Co-Sale Notice.

11.7    In the event that the Series D Investor does not exercise its respective rights of co-sale pursuant to Section 11.6 as to the total number of Equity Securities permitted to be sold pursuant to Section 11.2, any of the A and B Holders who did not exercise its right of first refusal under Section 10.5 (“Eligible A and B Holders”) may then participate in the sale of the balance of such Equity Securities proposed to be sold by the Transferor (the “A and B Co-Sale Shares”). The total number of Equity Securities that each A and B Holder may elect to sell shall be equal to the product of (i) the total number of A and B Co-Sale Shares, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by such Eligible A and B Holder on the date of the Co-Sale Notice and the denominator of which is the total number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by the Transferor and all of the Eligible A and B Holders on the date of the Co-Sale Notice.

11.8    In the event that the A and B Holders do not exercise their respective rights of co-sale pursuant to Section 11.7 as to the total number of A and B Co-Sale Shares, the Series C Investor if it did not exercise its right of first refusal under Section 10.6 may then participate in the sale of the balance of such Equity Securities proposed to be sold by the Transferor (the “Series C Co-Sale Shares”). The total number of Equity Securities that the Series C Investor may elect to sell shall be equal to the product of (i) the total number of Series C Co-Sale Shares, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by such Series C Investor on the date of the Co-Sale Notice and the denominator of which is the total number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by the Transferor and the Series C Investor on the date of the Co-Sale Notice.

11.9    In the event that the Series C Investor does not exercise its right of co-sale pursuant to Section 11.8 as to the total number of Series C Co-Sale Shares, the Ordinary Investors (except for any Ordinary Investor who is also the Series D Investor or A and B Holder) who did not exercise its right of first refusal under Section 10.7 (“Eligible Ordinary Investor”) may then participate in the sale of the balance of such Equity Securities proposed to be sold by the Transferor (the “Ordinary Co-Sale Shares”). The total number of Equity Securities that such Ordinary Investor may elect to sell shall be equal to the product of (i) the total number of Ordinary Co-Sale Shares, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by such Eligible Ordinary Investor on the date of the Co-Sale Notice and the denominator of which is the total number of Ordinary Shares (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by the Transferor and all of the Eligible Ordinary Investor on the date of the Co-Sale Notice.

11.10    Nothing in this Section 11 shall give an Ordinary Shareholder that is not an Ordinary Investor any right of co-sale over such Offered Shares.

SECTION 12

NON-EXERCISE OF RIGHTS

12.1    To the extent that the Company, the Series E Investor, the Series D Investor, the A and B Holders, the Series C Investor and/or the Ordinary Investors have not exercised their rights to purchase all Offered Shares within the time periods specified in Section 10, subject to the right of the Series E Investor, Series D Investor, A and B Holders, Series C Investor and/or Ordinary Investors to exercise their rights to participate in the sale of Offered Shares within the time periods specified in Section 11, the Transferor shall have a period of sixty (60) days from the expiration of such rights specified in Section 11 in which to sell the remaining Offered Shares to the third party transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favourable to the purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with any applicable securities Laws.

12.2    In the event the Transferor does not consummate the sale or disposition of any Offered Shares within sixty (60) days from the expiration of such rights, rights of the Series E Investor, Series D Investor, A and B Holders, Series C Investor and/or Ordinary Investors under Section 10 and Section 11, as the case may be, shall be re-invoked and shall be applicable to any subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of these Articles.

12.3    The exercise or non-exercise of the rights of the Series E Investor, Series D Investor, the A and B Holders, Series C Investor and/or Ordinary Investors under these Section 10 and 11 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

SECTION 13

PERMITTED TRANSFERS

Subject to the requirements of applicable Law, notwithstanding the provisions of this Section 13, any Principal may sell or otherwise assign, with or without consideration, any Equity Securities now or hereafter held by such person, to any spouse, parent, lineal descendants, or to a trust, custodian, trustee, executor, or other fiduciary for the account of any of the foregoing, or to a trust for such holder’s account, or a charitable remainder trust (transferees pursuant to the preceding clause, collectively, the “Permitted Transferees” and each, a “Permitted Transferee”); provided, that each such Permitted Transferee, prior to the completion of the sale, transfer, or assignment, shall have executed a document in form and substance reasonably satisfactory to the Company, the Series E Investor, the Series D Investor and the A and B Holders assuming the obligations of such Principal under the ROFR as a “Principal”, including but not limited to Section 9 hereof, with respect to the transferred Equity Securities.

SECTION 14

DE FACTO CONTROL

Except in connection with a Non-Liquidation M&A, the Control of the Company and the de facto controlling person of the Company shall remain unchanged prior to a Qualified IPO.